                                                                    EXHIBIT 10.4

                                CREDIT AGREEMENT

                            Dated as of June 29, 2001

                                      among

                             WESTPOINT STEVENS INC.
                           CERTAIN OF ITS SUBSIDIARIES

                                       AND

                              BANKERS TRUST COMPANY
                             as Administrative Agent

                                       AND

                            THE LENDERS PARTY HERETO

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

                               SECTION 1

                              DEFINITIONS

1.1      Definitions....................................................2
1.2      Accounting Terms..............................................28
1.3      Rules of Construction.........................................29

                               SECTION 2

                     AMOUNT AND TERMS OF THE LOAN

2.1      Loan..........................................................30
2.2      Making the Loan...............................................30

                               SECTION 3

                 OTHER PROVISIONS RELATING TO THE LOAN

3.1      Default Rate..................................................31
3.2      Prepayments...................................................31
3.3      Taxes.........................................................33
3.4      Compensation..................................................34
3.5      Pro Rata Treatment............................................35
3.6      Intentionally Omitted.........................................35
3.7      Payments, Computations, Etc...................................35
3.8      Evidence of Debt..............................................36

                               SECTION 4

                              CONDITIONS

4.1      Closing Conditions............................................37

                               SECTION 5

                    REPRESENTATIONS AND WARRANTIES

5.1      Financial Condition...........................................43
5.2      No Material Change............................................43
5.3      Organization and Good Standing................................43
5.4      Power; Authorization; Enforceable Obligations.................44
5.5      No Conflicts..................................................44
5.6      No Default....................................................45
5.7      Ownership.....................................................45
5.8      Indebtedness..................................................45
5.9      Litigation....................................................45

5.10     Tax Returns, Payments and Examinations........................45
5.11     Compliance with Law...........................................46
5.12     ERISA.........................................................47
5.13     Subsidiaries..................................................48
5.14     Governmental Regulations, Etc.................................49
5.15     Purpose of Loan...............................................50
5.16     Environmental Matters.........................................50
5.17     Intellectual Property.........................................51
5.18     Solvency......................................................52
5.19     Investments...................................................52
5.20     Location of Collateral........................................52
5.21     Disclosure....................................................52
5.22     No Burdensome Restrictions....................................53
5.23     Brokers' Fees.................................................53
5.24     Labor Matters.................................................53
5.25     Senior Credit Facility........................................53

                               SECTION 6

                         AFFIRMATIVE COVENANTS

6.1      Information Covenants.........................................54
6.2      Preservation of Existence and Franchises......................60
6.3      Books and Records.............................................60
6.4      Compliance with Law...........................................61
6.5      Payment of Taxes and Other Indebtedness.......................61
6.6      Insurance.....................................................61
6.7      Maintenance of Property.......................................62
6.8      Performance of Obligations....................................63
6.9      Use of Proceeds...............................................63
6.10     Audits/Inspections............................................63
6.11     Financial Covenants...........................................63
6.12     Additional Credit Parties.....................................66
6.13     Real Estate Appraisals........................................66
6.14     Environmental Assessments.....................................67
6.15     Deposit Accounts..............................................67
6.16     Post-Closing Obligations......................................68

                               SECTION 7

                          NEGATIVE COVENANTS

7.1      Indebtedness..................................................71
7.2      Liens.........................................................73
7.3      Nature of Business............................................73
7.4      Consolidation, Merger, Dissolution, Etc.......................73
7.5      Asset Dispositions............................................75
7.6      Investments and Acquisitions..................................75
7.7      Restricted Payments...........................................77
7.8      Transactions with Affiliates..................................77

7.9      Fiscal Year; Organizational Documents.........................77
7.10     Limitation on Restricted Actions..............................78
7.11     Ownership of Subsidiaries.....................................79
7.12     Sale Leasebacks...............................................79
7.13     No Negative Pledges...........................................80
7.14     Operating Lease Obligations...................................81
7.15     Dividends and Other Distributions.............................81
7.16     Environmental Liabilities.....................................81
7.17     Futures Contracts.............................................82
7.18     Inactive Subsidiaries.........................................82
7.19     Existing Credit Facility......................................82

                               SECTION 8

                           EVENTS OF DEFAULT

8.1      Events of Default.............................................83
8.2      Acceleration; Remedies........................................86

                               SECTION 9

                           AGENCY PROVISIONS

9.1      Appointment, Powers and Immunities............................87
9.2      Reliance by Agent.............................................88
9.3      Defaults......................................................88
9.4      Indemnification...............................................89
9.5      Non-Reliance on Agent and Other Lenders.......................89
9.6      Successor Agent...............................................90

                              SECTION 10

                             MISCELLANEOUS

10.1     Notices.......................................................90
10.2     Right of Set-Off; Adjustments.................................91
10.3     Benefit of Agreement..........................................92
10.4     No Waiver; Remedies Cumulative................................94
10.5     Expenses; Indemnification.....................................94
10.6     Amendments, Waivers and Consents..............................96
10.7     Counterparts..................................................97
10.8     Headings......................................................97
10.9     Survival......................................................97
10.10    Governing Law; Submission to Jurisdiction; Venue..............97
10.11    Severability..................................................98
10.12    Entirety......................................................99
10.13    Binding Effect; Termination...................................99
10.14    Confidentiality...............................................99
10.15    Conflict.....................................................100

10.16    Payment Under Intercreditor Agreement........................100
10.17    Ratable Sharing..............................................100

                                    SCHEDULES

Schedule 1.1A           Liens
Schedule 1.1B           Subsidiary Guarantors
Schedule 2.1(a)         Address of Lenders
Schedule 4.1(d)(i)      Form of Legal Opinion (Weil, Gotshal & Manges LLP)
Schedule 4.1(d)(ii)     Form of Legal Opinion (Local Collateral Counsel)
Schedule 5.4            Required Consents, Authorizations,
                            Notices and Filings
Schedule 5.9            Litigation
Schedule 5.10           Taxes
Schedule 5.12           ERISA
Schedule 5.13           Subsidiaries
Schedule 5.16           Environmental Disclosures
Schedule 5.17           Intellectual Property
Schedule 5.20(a)        Mortgaged Properties
Schedule 5.20(b)        Collateral Locations
Schedule 5.20(c)        Chief Executive Offices/Principal Places of Business
Schedule 5.24           Labor Matters
Schedule 6.6            Insurance
Schedule 7.1            Indebtedness
Schedule 7.9            Changes in Capital Stock

                                    EXHIBITS

Exhibit A               Lenders
Exhibit 2.2             Form of Notice of Loan
Exhibit 2.2(e)          Form of Note
Exhibit 4.1             Collateral Value Certificate
Exhibit 6.1(c)          Form of Officer's Compliance Certificate
Exhibit 6.12            Form of Joinder Agreement
Exhibit 10.3(b)         Form of Assignment and Acceptance

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT, dated as of June 29, 2001 (as amended, modified, restated or supplemented from time to time, this "Agreement"), is by and among WESTPOINT STEVENS INC., a Delaware corporation (the "Borrower"), the Lenders (as defined herein) and BANKERS TRUST COMPANY, as Agent for the Lenders (in such capacity, the "Agent" or the "Administrative Agent").

                                   WITNESSETH:

                  WHEREAS, on or about June 9, 1998, the Borrower, NationsBank, N.A., as administrative agent, and certain lending institutions entered into that Second Amended and Restated Credit Agreement (as heretofore amended by the letter agreement dated June 10, 1998, the First Amendment to the Credit Agreement dated as of July 31, 1998, the Second Amendment to the Credit Agreement dated as of May 20, 1999, the Third Amendment to the Credit Agreement dated as of May 30, 2000, the Fourth Amendment to the Credit Agreement dated as of December 31, 2000, the Fifth Amendment to the Credit Agreement dated as of March 26, 2001, the Amendment Agreement dated as of June 29, 2001 and by separate letter agreements dated June 30, 1998, October 7, 1998, March 16, 1999, August 31, 1999 and November 15, 1999, as so amended, the "Existing Credit Agreement"), pursuant to which such lending institutions agreed to make certain loans and extensions of credit to the Borrower; and

                  WHEREAS, the Borrower desires to supplement the borrowings under the Existing Credit Agreement to provide for a term loan facility as provided herein.

                  NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1      Definitions.

                  As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Acquisition," by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

                  "Acquisition Consideration" means with respect to any Acquisition permitted by Section 7.6(b), the aggregate purchase price paid in connection with such acquisition minus the sum of (i) any Indebtedness that was assumed or incurred in connection with such Acquisition to the extent such Indebtedness is permitted by Section 7.1, plus (ii) any proceeds from the issuance by the Borrower of Capital Stock that are used to pay all or part of the purchase price of such Acquisition or the value of any Capital Stock issued to the seller in connection with such Acquisition; provided that the Borrower issues such Capital Stock concurrently with the closing of such Acquisition.

                  "Additional Credit Party" means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "Additional Permitted Receivables Financing Amount" means the maximum amount by which the committed amount of any Expanded Permitted Receivables Financing exceeds at any time $160,000,000.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" or "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Aggregate Amounts Due" shall have the meaning ascribed to such term in Section 10.17.

                  "Annual Budget" shall have the meaning ascribed to such term in Section 6.1(d).

                  "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Loan is made and maintained.

                  "Asset Disposition" means the disposition of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise (including pursuant to any casualty or condemnation event). The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business, or (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business.

                  "Balance Sheet Debt" means all Funded Indebtedness of the Borrower and the other Consolidated Parties less any amount of any Indebtedness incurred and outstanding in relation to the Permitted Receivables Financing, any Guaranty Obligations and any Letters of Credit under the Existing Credit Facility (to the extent any such Indebtedness would otherwise constitute Funded Indebtedness).

                  "Bank" shall have the meaning assigned to such term in the Existing Credit Agreement.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or
(iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Borrower" means WestPoint Stevens Inc., a Delaware corporation, together with any permitted successors and assigns.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial lenders in New York, New York are authorized or required by law to close.

                  "Calculation Date" means the date that is five Business Days after the date by which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of Section 6.1(c) for the most recently ended fiscal quarter of the Consolidated Parties.

                  "Capital Expenditures" means, without duplication, with respect to any Credit Party any amounts expended or incurred for any purchase or other acquisition for value of any asset that is classified on a balance sheet of such Credit Party prepared in accordance with GAAP as a fixed or capital asset or capital expenditure.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Borrower; or (b) the Borrower consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities, or other property, other than any such transaction where (i) the outstanding Voting Stock of the Borrower is converted into or exchanged for
(1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Borrower as a Restricted Payment and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have a "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Borrower

(together with any new directors whose election by such board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board then in office.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means a collective reference to the collateral that is identified in, and at any time will be covered by, the Collateral Documents.

                  "Collateral Documents" has the meaning ascribed to such term in the Collateral Security Agreement.

                  "Collateral Security Agreement" means that certain Collateral Security Agreement dated as of the date hereof executed by and among the Borrower, the Subsidiary Guarantors and the Administrative Agent, as the same may be amended from time to time.

                  "Consolidated Current Assets" means, with respect to the Consolidated Parties, as at the time any determination thereof is to be made, the amount, without duplication, that is classified on a balance sheet of the Consolidated Parties as current assets in accordance with GAAP (excluding cash and cash equivalents).

                  "Consolidated Current Liabilities" means, with respect to the Consolidated Parties, as at the time any determination thereof is to be made, the amount, without duplication, that is classified on a balance sheet of the Consolidated Parties as current liabilities in accordance with GAAP (excluding current maturities of long term debt, Indebtedness outstanding under the Credit Documents and the Existing Credit Agreement, other short term Funded Indebtedness permitted by this Agreement and liabilities for federal income taxes).

                  "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income (or Consolidated Net Loss) for such period, plus (ii) an amount that, in the determination of Consolidated Net Income (or Consolidated Net Loss) for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, including, without limitation, amortization of deferred financing fees and expenses, all as determined in accordance with GAAP on a consolidated basis.

                  "Consolidated Interest Expense" means, for any period, interest expense (excluding the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Permitted Receivables Financings and Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

                  "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, for any period, the aggregate net income (or net loss) of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP. There shall be excluded in computing Consolidated Net Income and Consolidated Net Loss, to the extent otherwise included therein, (i) any gain or loss that is treated as an extraordinary item under GAAP and any gain or loss from the sale of any asset other than a sale in the ordinary course of business,
(ii) the income or loss of any Person (other than a Subsidiary which is a Consolidated Party) in which any other Person (other than the Borrower or any of its Subsidiaries which is a Consolidated Party) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries which is a Consolidated Party by such Person during such period, (iii) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of the other Consolidated Parties or that Person's assets are acquired by the Borrower or any of the other Consolidated Parties, (iv) the income of any Consolidated Party other than the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Party of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Party (the only such restrictions as of the date hereof being those imposed by the corporate law of any such Subsidiary's state of incorporation),
(v) the amortization of Excess Reorganization Value during such period as determined in accordance with GAAP and (vi) the 2000 Restructuring Charge.

                  "Consolidated Net Worth" means, as of any date, all amounts which would be included under stockholders' equity on a balance sheet of the Borrower and the Consolidated Parties determined as at such date on a consolidated basis in accordance with GAAP. There shall be excluded in computing Consolidated Net Worth (a) the amortization of Excess Reorganization Value since January 1, 1993 as determined in accordance with GAAP, (b) the effect of the Restructuring Charge, adjusted to reflect the tax effect of such charge, (c) any non-cash minimum pension liability adjustment determined in accordance with GAAP, without giving effect to any adjustment for minority interest in the cases of clauses (a) and (b) above, (d) the effect of the after-tax write-off of deferred financing fees and expenses related to the Original Credit Agreement (and each amendment or restatement thereof, including the 1994 Credit Agreement and the Existing Credit Agreement), (e) the after-tax extraordinary expenses in 1998 and 1999 associated with the refinancing of the Borrower's 8-3/4% senior notes, its 9-3/8% senior subordinated debentures, its 9% sinking fund debentures and the Permitted Receivables Financing, and (f) the effect of the 2000 Restructuring Charge.

                  "Consolidated Parties" means a collective reference to the Borrower and its Subsidiaries, and "Consolidated Party" means any one of them.

                  "Credit Documents" means a collective reference to this Agreement, the Notes, the Collateral Security Agreement, each Joinder Agreement, the Collateral Documents, the Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

                  "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders and/or the Agent, whenever arising, under this Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy
Code).

                  "Current Ratio" means, with respect to the Consolidated Parties, as at the time any determination thereof is to be made, a ratio the numerator of which shall be Consolidated Current Assets and the denominator of which shall be Consolidated Current Liabilities.

                  "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

                  "Designated Amount" shall have the meaning assigned thereto in
Section 6.16.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (in each case, other than into common stock of the Borrower), pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the specified security. Notwithstanding the foregoing, in no event shall Capital Stock that is considered Disqualified Stock solely by reason of such Capital Stock being convertible at the option of the holder of such Capital Stock into other Capital Stock (other than Disqualified Stock) constitute Disqualified Stock.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) having total assets in excess of $100,000,000 that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business;
(iv) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, or any state thereof, with assets, or assets under management, of at least $100.0 million; (v) any entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and investment funds; and (vi) any other Person approved by the Agent (which consent will not be unreasonably withheld or delayed); provided, however, that neither the Borrower nor any other Credit Party nor an Affiliate of the Borrower or any other Credit Party shall qualify as an Eligible Assignee.

                  "Environmental Laws" means any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity that is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and that is treated as a single employer under Section 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in

Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
(iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Event of Default" shall have the meaning as defined in
Section 8.1.

                  "Excess Reorganization Value" means the aggregate of (i) the excess of the reorganization value over the value of identifiable assets calculated in connection with Valley's adoption of "Fresh Start" reporting in connection with Valley's bankruptcy reorganization in September 1992, which required Valley to record its assets and its liabilities at their fair values as of September 30, 1992, and (ii) the excess of the consideration paid for the Minority Shares in WPP over the carrying value of the Minority Shares at the date such consideration is paid.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Asset Disposition" means (i) the sale, conveyance or other contribution of applicable Transferred Assets by Finco or any Consolidated Party as part of any Permitted Receivables Financing, (ii) any Asset Disposition by any Consolidated Party to any Credit Party other than the Borrower if the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Sections 2.2 and 2.3 of the Collateral Security Agreement, (iii) any sale or other disposition of Excluded Property (as defined in the Collateral Security Agreement) and the sale of approximately 34 acres of undeveloped land of the Borrower in Opelika, Alabama, and (iv) the sale, conveyance or other disposition of such other assets in other transactions provided that the aggregate consideration received in all such other transactions by any Consolidated Party does not exceed $800,000 in the aggregate during any fiscal year of the Borrower and after giving effect to such Asset Disposition; provided, however, in each instance referred to in subsection
(iv) hereof, (a) after giving effect to such Asset Disposition, no Default or Event of Default exists, and (b) the aggregate consideration received by the Consolidated Parties in connection with such Asset Disposition shall be reasonably equivalent in value to the properties sold, conveyed or otherwise disposed of.

                  "Excluded Deposit Accounts" has the meaning ascribed to such term in Section 6.15 hereto.

                  "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer, treasurer or controller of such Person.

                  "Existing Credit Agreement" shall have the meaning given to such term in the recitals hereof.

                  "Expanded Permitted Receivables Financing" means any Permitted Receivables Financing the committed amount of which is in excess of $160,000,000 at any time.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Finco" means WPS Receivables Corporation, a Delaware corporation, and any subsidiaries of WPS Receivables Corporation that purchase Transferred Assets from Finco pursuant to the Permitted Receivables Financing.

                  "First Lien Indebtedness" has the meaning ascribed to such term in the Intercreditor Agreement.

                  "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g) and (i) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. For the avoidance of doubt, the Permitted Receivables Financing shall constitute Funded Indebtedness for the purposes hereof.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantors" means a collective reference to each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "Guarantor" means any one of them.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hedging Agreements" has the meaning ascribed to such term in the Existing Credit Agreement.

                  "Inactive Subsidiaries" means any Subsidiary of the Borrower as of the Closing Date that does not engage in any business activity or own any asset or assets (including Capital Stock of another Person) with an aggregate fair market value in excess of $500,000 and does not have any Subsidiary that engages in any business activity or owns any Property (including Capital Stock of another Person) with an aggregate fair market value in excess of $500,000.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person,
(h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and that by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, and (l) the principal portion of all obligations of such Person under Synthetic Leases.

                  "Intellectual Property" shall have the meaning assigned to such term in Section 5.17.

                  "Intercreditor Agreement" means that certain Intercreditor and Lien Subordination Agreement dated as of the date hereof executed by and among the Credit Parties, the Senior Collateral Trustee, the Lenders and the Agent, as amended, modified, restated or supplemented from time to time in accordance with the provisions thereof.

                  "Interest Coverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Consolidated Parties, the ratio of
(a) Consolidated EBITDA during the four (4) fiscal quarters ended at the end of each fiscal quarter to (b) Consolidated Interest Expense for such period.

                  "Interest Payment Date" means the last Business Day of each calendar quarter, the date of any prepayment of principal of the Loan and the Maturity Date.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 6.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 6.12.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person that may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" shall have the meaning assigned to such term in Section 2.1.

                  "Material Adverse Effect" means a material adverse effect on
(i) the condition (financial or otherwise), operations, business, assets, or liabilities of the Consolidated Parties taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maturity Date" means February 28, 2005.

                  "Merger" means the merger consummated on December 10, 1993 pursuant to which WPP was merged with and into Valley, with Valley as the surviving corporation.

                  "Minority Shares" means the minority-owned common stock of WPP that was converted into a right of the holders of such shares to receive $46 per share in connection with and by operation of the Merger.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgage Instruments" shall have the meaning assigned such term in Section 6.16.

                  "Mortgage Policies" shall have the meaning assigned such term in Section 6.16.

                  "Mortgaged Properties" shall have the meaning assigned such term in Section 6.16.

                  "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan that any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

                  "Net Cash Proceeds" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition.

                  "Net Offering Proceeds" mean the proceeds received from the incurrence of any Funded Indebtedness or the issuance of any Capital Stock, net of the actual liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.

                  "1994 Credit Agreement" shall have the meaning assigned to such term in the Existing Credit Agreement.

                  "Note" or "Notes" shall mean a promissory note substantially in the form of Exhibit 2.2(e).

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) that is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Original Credit Agreement" shall have the meaning assigned to such term in the Existing Credit Agreement.

                  "Other Taxes" shall have the meaning assigned to such term in
Section 3.3.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Investments" means (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency thereof the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of purchase, issued by a commercial banking institution which is a member of the Federal Reserve System or a Schedule A Canadian bank which institution or bank has a combined capital and surplus and undivided profits of not less than $200,000,000 (based, if applicable, on the prevailing exchange rate for the applicable currency), (iii) overnight time deposits with any Japanese, European or Schedule A Canadian bank which bank has a combined capital and surplus and undivided profits of not less than $200,000,000 (based on the prevailing exchange rate for the applicable currency), (iv) commercial paper, maturing not more than 120 days after the date of purchase, issued by a corporation (other than the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) shares or other evidences of participation in any mutual fund which invests exclusively in one or more of the foregoing and (vi) demand deposits with any bank or trust company which has a combined capital and surplus and undivided profits of not less than $200,000,000 and any other demand deposits maintained in the ordinary course of business (A) not in excess of $100,000 at any one bank and (B) for payroll purposes at any Bank or Affiliate of any Bank.

                  "Permitted Liens" means:

         (i) Liens created pursuant to the Collateral Security Agreement and the other Collateral Documents, together with the Liens granted to the Lenders and/or the Agent pursuant to this Agreement or any other Credit Documents in favor of the Agent to secure the Credit Party Obligations, and Liens in favor of the Senior Collateral Trustee securing First Lien Indebtedness;

         (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that (A) such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), and (B) such obligations do not exceed $10,000,000 in the aggregate at any one time outstanding;

         (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business to secure the performance of tenders, statutory obligations, bids, leases, government contracts, surety and appeal bonds, performance and return-of-money bonds, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP and that such obligations do not exceed $20,000,000 in the aggregate at any one time outstanding;

         (v) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $10,000,000 or less at any one time, provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

         (vi) such imperfections of title, covenants, restrictions, easements, rights-of-way, minor defects or irregularities in title and encumbrances on real property that in each case do not arise out of the incurrence of Funded Indebtedness and that do not in the aggregate interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed;

         (vii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 7.1(c); provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

         (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

         (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

         (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and other Liens incurred in the ordinary course of business in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United

         States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract;

         (xi) Liens in favor of Finco or any Receivables Financier created or deemed to exist in connection with a Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

         (xii) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.6;

         (xiii) normal and customary rights of setoff upon deposits of cash in favor of Lenders or other depository institutions;

         (xiv) Liens arising or deposits made in connection with worker's compensation, unemployment insurance, old age pensions, social security and other similar benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest such provision for the payment of such Liens has been made on the books of the Person against which the Liens have been placed if and to the extent required by GAAP;

         (xv) Liens incurred in the ordinary course of business to secure performance under cotton futures contracts in connection with transactions or positions in a contract for future delivery of cotton, provided that reserves in accordance with GAAP have been provided on the books of the Person who incurred such Liens;

         (xvi) to the extent constituting a Lien, cash collateralized letters of credit; provided that with respect to such other letters of credit the aggregate amount of cash collateral shall not exceed $10,000,000 at any one time;

         (xvii) Liens securing reimbursement obligations with respect to documentary or commercial letters of credit issued for the account of such Person that encumber documents and other property relating to such documentary or commercial letters of credit and the products and proceeds thereof;

         (xviii) Liens securing obligations under Hedging Agreements relating to Indebtedness permitted by Section 7.1(d);

         (xix) Liens arising under the Environmental Laws relating to obligations that are not due and payable which Liens do not in the aggregate have and could not reasonably be expected to have a Material Adverse Effect on the affected Properties;

         (xx)     Liens existing as of the Closing Date and set forth on
         Schedule 1.1A; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date; and

         (xxi) extensions, renewals and replacements of any Lien described in sections (i)-(xx) above, provided that the principal amount of the Indebtedness secured thereby is not increased and such extension or renewal is limited to the Property so encumbered.

                  "Permitted Receivables Financing" means any one or more receivables financings in which (i) Finco or any Consolidated Party (a) sells (as determined in accordance with GAAP) any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, together with certain related property relating thereto and the right to collections thereon, being the "Transferred Assets") to any Person that is not a Subsidiary or Affiliate of the Borrower (with respect to any such transaction, the "Receivables Financier"), (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets, and/or (c) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (ii) any Consolidated Party sells, conveys or otherwise contributes any Transferred Assets to Finco, which then (a) sells (as determined in accordance with GAAP) any such receivables (or an interest therein) to any Receivables Financier, (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such receivables or (c) otherwise finances its acquisition of such receivables and, in connection therewith, conveys an interest in such receivables to the Receivables Financier, provided that (1) such receivables financing shall not involve any recourse to any Consolidated Party for any reason other than (A) repurchases of non-eligible receivables or (B) indemnifications for losses other than credit losses related to the receivables sold in such financing, (2) such receivables financing shall not include any Guaranty Obligations of any Consolidated Party, (3) the Required Lenders shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold, the term of the commitment of the Receivables Financier thereunder and any termination events, shall be (in the good faith understanding of the Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics and (4) the documentation for such transaction shall not be amended or modified without the prior written approval of the Required Lenders, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, Permitted Receivables Financing shall include the Receivables Securitization Facility as defined in the 1994 Credit Agreement and any refinancing thereof for a term of one year to five years meeting the criteria set forth in this definition. Subject to compliance with Section 7.1(f), for purposes hereof, Permitted Receivables Financing shall include, without duplication, Expanded Permitted Receivables Financing.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) that is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means each pledge agreement dated as of the Closing Date in the form attached as Exhibit B to the Collateral Security Agreement, to be executed in favor of the Agent by each of the Credit Parties owning Capital Stock in a Subsidiary, as amended, modified, restated or supplemented from time to time.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America, N.A. as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

                  "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Agent and the Lenders in connection with (i) any merger or consolidation as referred to in Section 7.4,
(ii) any Asset Disposition as referred to in Section 7.5 or (iii) any Acquisition pursuant to Section 7.6(b), as applicable, and containing detailed calculations (reasonably satisfactory in form and content to the Agent) giving effect to the applicable transaction on a pro forma basis, of the financial covenants set forth in Section 6.11 hereof as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Receivables Financier" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this Section 1.1.

                  "Register" shall have the meaning given such term in Section 10.3(c).

                  "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles) of any Materials of Environmental Concern.

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 6.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of the chief financial officer of the Borrower required by Section 6.1(c) to be delivered with the financial statements described in clause (i) above.

                  "Required Lenders" means, at any time, Lenders holding in the aggregate at least 51% of the outstanding Loans.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

                  "Restricted Debt Payment" means any purchase, prepayment, redemption or other acquisition or retirement for value of (a) any Indebtedness of the Borrower under the Senior Notes or the Senior Note Indentures, or (b) any other Funded Indebtedness (other than Credit Party Obligations and Indebtedness under the Existing Credit Agreement) of any of the Consolidated Parties.

                  "Restricted Equity Payment" means any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person) or to any Credit Party (directly or indirectly through Subsidiaries).

                  "Restricted Payment" means a Restricted Debt Payment or a Restricted Equity Payment.

                  "Restructuring Charge" means the $200 million charge ($124 million after related income tax benefits) to WPP's operating expense recorded in the third fiscal quarter of fiscal year 1993, which charge relates to (a) the closing and consolidation of certain facilities, (b) the write-off of certain equipment that will be replaced with modern and more efficient equipment and (c) severance, outplacement and other costs associated with plant closures and overhead reductions.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

                  "Senior Collateral Trustee" has the meaning ascribed to such term in the Intercreditor Agreement.

                  "Senior Note Indentures" means the indentures between the Borrower and The Bank of New York, as trustee, each dated as of June 9, 1998, and pursuant to which the Senior Notes have been issued, as amended, modified or supplemented from time to time, together with any refinancing or replacement thereof.

                  "Senior Notes" means the senior notes due 2005 and the senior notes due 2008 issued in registered form under the Senior Note Indentures, which notes in the aggregate evidence approximately $1.0 billion of Indebtedness of the Borrower as of the Closing Date.

                  "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock. For purposes of this Agreement, except as otherwise specified herein, neither Finco nor WPSI Inc. shall be treated as a Subsidiary of the Borrower.

                  "Subsidiary Guarantors" means each of the Domestic Subsidiaries other than the Inactive Subsidiaries, being identified as a "Subsidiary Guarantor" on Schedule 1.1B hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

                  "Taxes" shall have the meaning assigned to such term in
Section 3.3.

                  "Title Company" shall have the meaning assigned to such term in Section 6.16.

                  "Transferred Assets" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this
Section 1.1.

                  "2000 Restructuring Charge" means the following non-recurring charges, in the aggregate amount not in excess of $130,057,000, incurred, accrued or reserved by the Borrower or the other Consolidated Parties during fiscal year 2000 and $11,943,000 incurred, accrued or reserved during fiscal year 2001: (i) write-off of goodwill and other intangibles related to impaired assets; (ii) direct inventory write-offs and/or related increases in inventory reserves; (iii) write-offs of fixed assets and non-capitalized relocation charges; and (iv) without duplication, relocation, severance, unabsorbed overhead, and other costs related to the Borrower's restructuring, impairment charges and recapitalization plan as disclosed to the Agent and the Lenders.

                  "Valley" means Valley Fashions Corp., a Delaware corporation that is the surviving entity of the Merger and changed its name to WestPoint Stevens Inc.

                  "Valuation Certificate" shall have the meaning assigned to such term in Section 6.16.

                  "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Capital Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

                  "WPP" means West-Point Pepperell, Inc., a Georgia corporation that was merged with and into the Borrower in connection with the Merger.

                  "WPSI Inc." means WPSI Inc., a Delaware corporation and Wholly Owned Subsidiary of the Borrower.

         1.2      Accounting Terms.

                  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis, except for departures from GAAP (i) that are not material,
(ii) that will not cause the financial statements to fail to meet the requirements of the Securities and Exchange Commission for financial information to be contained or incorporated by reference in registration statements, and (iii) that do not cause the financial statements to fail to reflect accurately in all respects the financial condition of the Borrower and the other Consolidated Parties. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1; provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

         1.3      Rules of Construction.

                  (a) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) statutes and related regulations include any amendments of the same and any successor statutes and regulations; and (iv) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (b) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise),
(i) "amend" shall mean "amend, restate, amend and restate, supplement or modify"; and "amended", "amending" and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof", "herein" and "hereunder" (and similar terms) in any Credit Document refer to such Credit Document as a whole and not to any particular provision of such Credit Document;

(iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Lender shall mean in form, scope and substance and on terms and conditions satisfactory to such Lender; and (vii) references to "the date hereof" shall mean the date first set forth above.

                  (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

                                    SECTION 2

                          AMOUNT AND TERMS OF THE LOAN

         2.1      Loan.

                  Subject to the terms and conditions hereof and in reliance upon the representations, warranties and covenants set forth herein, each Lender severally agrees to lend to the Borrower on the Closing Date its portion of a term loan (the "Loan") in an amount not to exceed at any one time outstanding the amount set forth next to such Lender's name on Exhibit A. Amounts borrowed under this Section 2.1 that are repaid or prepaid may not be reborrowed.

         2.2      Making the Loan.

                  (a) The Loan shall be made upon notice from the Borrower to each of the Lenders, which notice shall be received by not later than 11:00 A.M. (New York city time) on the Business Day prior to the Closing Date. Such notice (the "Notice of Loan") shall be irrevocable and binding on the Borrower, and shall be given in writing, in substantially the form of Exhibit 2.2 hereto. After the fulfillment of the conditions set forth in Section 4, the Lenders will make such funds available to the Borrower by crediting an account at Bankers Trust Company, for the account of the Borrower in the amount of the Loan, net of any fees, expenses or other amounts owing to the Lenders or any of their respective Affiliates by the Borrower on the date of the Loan in connection with the Credit Documents.

                  (b) The failure of any Lender to make its portion of the Loan to be made by it shall relieve each other Lender of its obligation, if any, hereunder to make its portion of the Loan on the Closing Date.

                  (c) Repayment. The principal amount of the Loan shall be due and payable in full on the Maturity Date unless accelerated sooner pursuant to Section 8.2.

                  (d) Interest. Subject to the provisions of Section 3.1, interest on the Loan shall be computed from the Closing Date on the basis of actual number of days elapsed over a year of 365 or 366 days, as appropriate, at an interest rate set forth in the Note, the form of which is attached hereto as
Exhibit 2.2(e).

                  (e) Note. The portion of the Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Exhibit 2.2(e).

                                    SECTION 3

                      OTHER PROVISIONS RELATING TO THE LOAN

         3.1      Default Rate.

                  Upon the occurrence, and during the continuance, of an Event of Default the principal of and, to the extent permitted by law, interest on the Loan and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand as set forth in the Note, the form of which is attached hereto as Exhibit 2.2(e).

         3.2      Prepayments.

                  (a) Voluntary Prepayments. The Borrower shall have the right at its option to prepay the Loan in whole or in part at any time between the Closing Date and the first anniversary thereof at a price equal to 103% of the principal amount thereof, from the first anniversary to the second anniversary at a price equal to 102% of the principal amount thereof, from the second anniversary to the third anniversary at a price equal to 101% of the principal amount thereof and at 100% of the principal amount thereafter, plus, in each case, accrued and unpaid interest to the date of prepayment.

                  The Borrower shall prepay the Loan on the following terms and conditions: (i) the Borrower shall give each Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loan and the amount of such prepayment, which notice shall be given by the Borrower to each Lender at least ten (10) Business Days prior to the date of such prepayment; (ii) each partial prepayment of the Loan shall be in an aggregate principal amount of at least $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and (iii) each partial prepayment of the Loan shall be applied pro rata to the Lenders in accordance with the unpaid principal of the portion of the Loan held by them immediately prior to such repayment. All prepayments under this Section 3.2(a) shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (b) Make-whole Premium. In the event of acceleration of the Loan pursuant to Section 8, the Borrower will prepay all Loans at a redemption price equal to the principal amount thereof plus a make-whole premium equal to the remaining cash interest payments (calculated on the basis of the Prime Rate in effect on the date of such acceleration) that would have been paid, discounted at the yield prevailing for U.S. Treasury obligations maturing closest to the Maturity Date, plus 50 basis points.

                  (c) Mandatory Prepayments with the Proceeds of Asset Dispositions. (i) So long as the Existing Credit Agreement is in effect, the Borrower must comply with Section 3.3 thereof and must apply any remaining Net Cash Proceeds (the "Net Cash Proceeds Amount") not utilized to repay borrowings under the Existing Credit Agreement to make an offer (a "Net Cash Proceeds Offer") to prepay the Loan in an amount up to such remaining Net Cash Proceeds at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of payment.

                           (ii)     Each Net Cash Proceeds Offer will be mailed
to the Lenders within five days of such Net Cash Proceeds not being utilized pursuant to Section 3.3 of the Existing Credit Agreement, with a copy to the Agent. Upon receiving notice of the Net Cash Proceeds Offer, each Lender may elect, within the period the Net Cash Proceeds Offer is open, to have its portion of the Loan prepaid. To the extent any Lender notifies the Borrower of its intention to receive a prepayment, the respective portion of the Loan of each Lender will be prepaid on a pro rata basis (based on outstanding principal amount of each Lender's portion of the Loan) on the Business Day next succeeding the last day of the Net Cash Proceeds Offer. A Net Cash Proceeds Offer shall remain open for a period of 20 Business Days.

                          (iii)     If the Existing Credit Agreement is no
longer in effect, immediately upon the occurrence of any Asset Disposition (other than an Excluded Asset Disposition), the Borrower shall prepay the Loan in an aggregate principal amount equal to the Net Cash Proceeds of the related Asset Disposition.

         3.3      Taxes.

                  (a) Any and all payments by any Credit Party to or for the account of any Lender or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Credit Document to any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to such Lender the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies that arise from any payment made under this Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.3) paid by such Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.3, then such Lender that is a Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment that may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (e) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Lenders the original or a certified copy of a receipt evidencing such payment.

                  (f) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.3 shall survive the repayment of the Loans and other obligations under the Credit Documents.

         3.4      Compensation.

                  Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of any failure by the Borrower for any reason to prepay a Loan on the date for such prepayment specified in the relevant notice of prepayment under this Agreement (including without limitation pursuant to Section 3.2(c) or 7.12).

                  Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the covenants of the Borrower set forth in this
Section 3.4 shall survive the repayment of the Loans and other obligations under the Credit Documents (including without limitation pursuant to Section 3.2(c) or 7.12).

         3.5      Pro Rata Treatment.

                  Except to the extent otherwise provided herein, the Loan and each payment or prepayment of principal of the Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding portion of the Loan.

         3.6      Intentionally Omitted.

         3.7      Payments, Computations, Etc.

                  (a) Procedure for Payments. All payments hereunder shall be made to the Agent in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Agent's office specified in
Section 10.1 hereto not later than 1:00 P.M. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Agent (with notice to the Borrower or such other Credit Party). The Agent will promptly distribute in same day funds to each Lender such Lender's share, if any, of payments received by the Agent for the account of such Lender. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension). Interest shall accrue from and including the date of borrowing, to, but not including, the date of payment.

                  (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent under the Credit Documents;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                  FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

                  FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations;

                  SIXTH, to all other Credit Party Obligations and other obligations that shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

         3.8      Evidence of Debt.

                  (a) Each Lender shall maintain an account or accounts evidencing the portion of the Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b)      The Agent shall maintain the Register pursuant to
Section 10.3(c), and a subaccount for each Lender, in which

Register and subaccounts (taken together) shall be recorded (i) the amount of the portion of the Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder from the Borrower and (iii) the amount of any sum received by the Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the Register and subaccounts referred to in the preceding sentence and to promptly update such Register and subaccounts, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.8 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

                                    SECTION 4

                                   CONDITIONS

         4.1      Closing Conditions.

                  The obligation of the Lenders to enter into this Agreement and to make the Loan shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                  (a) Executed Credit Documents. Receipt by the Lenders of duly executed copies of: (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Intercreditor Agreement and (v) all other Credit Documents, each in form and substance acceptable to each of the Lenders in their sole discretion.

                  (b) Corporate Documents. Receipt by the Lenders of the following:

                           (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                          (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                           (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) Financial Statements. Receipt by the Agent and the Lenders of (i) the consolidated financial statements of the Borrower and its Subsidiaries, including balance sheets and income and cash flow statements for the fiscal quarter ended March 31, 2001, and (ii) to the extent requested by the Agent or the Lenders, such other information, including projections, relating to the Borrower and its Subsidiaries as the Lenders may reasonably request.

                  (d) Opinions of Counsel. The Agent shall have received, in each case dated as of the Closing Date:

                           (i) a legal opinion of Weil, Gotshal & Manges LLP, special counsel for the Credit Parties, addressed to the Lenders and the Agent and substantially in the form of
                  Schedule 4.1(d)(i); and

                          (ii) a legal opinion of special local counsel for the Credit Parties in the state of Georgia in form and substance reasonably satisfactory to Agent.

                  (e) Personal Property Collateral. The Agent shall have received:

                           (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                           (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                           (iv)     confirmation in form and substance
                  satisfactory to the Agent that all stock certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreements, together with duly executed undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person), have been delivered to the Senior Collateral Trustee and will be held by the Senior Collateral Trustee, as agent, for purposes of perfecting the Agent's security interest therein;

                           (v)      confirmation in form and substance
                  satisfactory to the Agent that all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral have been delivered to the Senior Collateral Trustee and will be held by the Senior Collateral Trustee, as agent, for purposes of perfecting the Agent's security interest therein;

                           (vi) duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral; and

                           (vii) in the case of any personal property Collateral located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Agent.

                  (f)      Intentionally Omitted.

                  (g) Priority of Liens. The Agent shall have received satisfactory evidence that (i) the Agent, on its behalf and on behalf of the Lenders, holds a perfected, second priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

                  (h) Intercreditor Agreement. The Intercreditor Agreement shall have been duly executed and delivered by the Credit Parties and the Senior Collateral Trustee.

                  (i) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as a loss payee (as its interest may appear) and an additional insured on its behalf and on behalf of the Lenders.

                  (j) Material Adverse Effect. No material adverse change shall have occurred since December 31, 2000 in the condition (financial or otherwise), business, operations, or assets of the Consolidated Parties taken as a whole.

                  (k) Litigation. Except as set forth in Schedule 5.9 hereof, there shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

                  (l) Other Indebtedness. Receipt by the Lenders of evidence that upon the making of the Loans, the Consolidated Parties shall have no Funded Indebtedness other than (i) the Indebtedness under the Credit Documents and (ii) Indebtedness permitted by Section 7.1 hereof.

                  (m) Officer's Certificates. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (D) immediately after giving effect to this Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 6.11.

                  (n) Consents. Receipt by the Lenders of all required consents and waivers, and all other consents or waivers reasonably requested by the lenders under the Existing Credit Agreement.

                  (o) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties. Without limiting the foregoing, Borrower shall have provided the Agent with a complete list of the plans, within the meaning of Section 3(3) of ERISA with respect to which the Borrower or any other Credit Party is a "party in interest" within the meaning of Section 3(14) of ERISA and which has assets under investment.

                  (p) Amendment to Existing Credit Agreement. The Amendment Agreement dated June 29, 2001 by and among the Borrower, the Banks, Bank of America, N.A. and the other parties thereto shall have been executed and be in full force and effect.

                  (q) Use of Proceeds. The Borrower shall use the proceeds of the Loan to repay borrowings under the Existing Credit Agreement and to effect a permanent reduction thereunder in an amount equal to $82.5 million.

                  (r) Payment of Fees. The Borrower shall have paid $675,000 to Cahill Gordon & Reindel and shall have paid $200,000 to Kramer Levin Naftalis & Frankel LLP.

                  (s) Existing Credit Agreement. The Lenders and the Agent shall have received copies of the Existing Credit Agreement and Collateral Documents (as defined therein) thereto, which agreement and Collateral Documents (as defined in the Existing Credit Agreement) shall be in full force and effect.

                  (t) Funding Fee. Each Lender shall receive on the Closing Date a funding fee in an amount equal to 4.6% of the principal amount set forth next to such Lender's name on Exhibit A.

                  (u) Collateral Value Certificate. The Administrative Agent shall have received on the Closing Date a certificate in the form of Exhibit 4.1 hereto.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents to the Agent and each Lender that:

         5.1      Financial Condition.

                  The audited consolidated balance sheet and income statement of the Consolidated Parties for the fiscal year ended December 31, 2000 have heretofore been furnished to the Lenders. Such financial statements (including the notes thereto) (i) have been audited by Ernst & Young LLP, (ii) have been prepared in accordance with GAAP consistently (except for departures from GAAP described in Section 1.2 hereof), applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such period. During the period from December 31, 2000 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, that is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

         5.2      No Material Change.

                  Since December 31, 2000, (a) there has been no development or event relating to or affecting a Consolidated Party that has had or could reasonably be expected to have a Material Adverse Effect and (b) except as disclosed on Schedule 5.2(b), no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

         5.3      Organization and Good Standing.

                  Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         5.4      Power; Authorization; Enforceable Obligations.

                  Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made or have the status described in such Schedule 5.4, and (ii) filings to perfect the Liens created by the Collateral Documents. This Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         5.5      No Conflicts.

                  Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by any Credit Party will
(a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         5.6      No Default.

                  No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists.

         5.7      Ownership.

                  Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

         5.8      Indebtedness.

                  Except as otherwise permitted under Section 7.1, the Consolidated Parties have no Indebtedness.

         5.9      Litigation.

                  Except as disclosed in Schedule 5.9, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

         5.10     Tax Returns, Payments and Examinations.

                  Each Consolidated Party has filed or caused to be filed all federal tax returns and all material state and local tax returns which are required to be filed, and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its respective properties and all material taxes, fees and other charges imposed on it or any of its respective properties by any governmental authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Consolidated Party); and no tax Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such Liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided). Except as set forth on Schedule 5.10 hereto, the federal income tax returns of each Consolidated Party have been examined by the Internal Revenue Service (or closed by applicable statues) for all tax periods, and there are no other federal income tax examinations in progress. All deficiencies that have been asserted against any Consolidated Party as a result of such examinations have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examinations which, by application or similar principles, reasonably can be expected to result in assertion of a deficiency for any other year not so examined that has not been accrued on such Consolidated Party's audited financial statements for its most recently ended fiscal year that would be required to be so accrued in accordance with GAAP. The Borrower has no knowledge of any material federal income tax liability for any Consolidated Party with respect to open taxable years in excess of amounts accrued on its consolidated financial statements for its most recently ended fiscal year that would be required to be so accrued in accordance with GAAP, nor does the Borrower anticipate any further material tax liability with respect to such open taxable years taken as a whole in excess of such accrued amounts.

         5.11     Compliance with Law.

                  Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. No Requirement of Law could reasonably be expected to cause a Material Adverse Effect.

         5.12     ERISA.

                  Except as disclosed and described in Schedule 5.12 attached hereto:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code and any other applicable federal or state laws; (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan; and (v) none of the Credit Parties is a "party in interest" (within the meaning of Section 3(14) of ERISA) to any employee benefit plan (within the meaning of Section 3(3) of ERISA) which has assets under investment.

                  (b) The accumulated benefit obligation (within the meaning of Financial Accounting Standards Board Statement 87 ("FASB87")) under each Single Employer Plan utilizing the actuarial and other assumptions employed in calculating the FASB87 disclosure in the Borrower's most recent annual financial statement did not exceed the fair market value of the assets of such Plan as of the date of such financial statement.

                  (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) Other than as reflected fairly in the Borrower's most recent consolidated annual financial statements, neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         5.13     Subsidiaries.

                  Set forth on Schedule 5.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on Schedule 5.13 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and nonassessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 5.13, no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

         5.14     Governmental Regulations, Etc.

                  (a) No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

                  (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender that is a Bank (as that term is used in Regulation O). For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) also have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                  (d) Each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

                  (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

                  (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         5.15     Purpose of Loan.

                  The proceeds of the Loan shall be used by the Borrower to repay borrowings under the Existing Credit Agreement and to effect a permanent reduction thereunder in an amount equal to $82.5 million.

         5.16     Environmental Matters.

                  Except as disclosed and described in Schedule 5.16 attached hereto and except as to matters that do not and could not reasonably be expected to have a Material Adverse Effect:

                  (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Borrower, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Properties or the Businesses.

                  (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         5.17     Intellectual Property.

                  Each Consolidated Party owns, or has the legal right to use, all trademarks, trade names, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.17 is a list of all Intellectual Property owned by each Consolidated Party or that any Consolidated Party has the right to use, excluding only (i) such Intellectual Property owned by any Consolidated Party that has been abandoned by such Consolidated Party and is no longer used or valuable to such Consolidated Party's current business operations, and (ii) any foreign patents, trademarks or related Intellectual Property. Except as provided on Schedule 5.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.18     Solvency.

                  Each Credit Party is and, after consummation of the transactions contemplated by this Agreement will be, Solvent.

         5.19     Investments.

                  All Investments of each Consolidated Party are Permitted Investments.

         5.20     Location of Collateral.

                  Set forth on Schedule 5.20(a) is a list of all Mortgaged Properties with street address, county and state where located. Set forth on
Schedule 5.20(b) is a list of all locations where any tangible personal property of a Consolidated Party is located, including county and state where located. Set forth on Schedule 5.20(c) is the chief executive office, jurisdiction of incorporation (together with any organizational number designated by the applicable jurisdiction, if any) and principal place of business of each Consolidated Party.

         5.21     Disclosure.

                  Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains on the date of delivery thereof any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         5.22     No Burdensome Restrictions.

                  No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.23     Brokers' Fees.

                  No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee (other than fees payable to First Union Bank and Merrill Lynch & Co. or their affiliates) in connection with any of the transactions contemplated under the Credit Documents.

         5.24     Labor Matters.

                  Except as disclosed on Schedule 5.24, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date. There are no strikes, work stoppages or controversies pending between any Credit Party and any of its employees, other than employee grievances arising in the ordinary course of business, that in the aggregate do not and are not reasonably expected to have a Material Adverse Effect.

         5.25     Senior Credit Facility.

                  The Borrower represents that this Agreement is a portion of the "Senior Credit Facility" for purposes of the definition of Senior Credit Facility contained in the Senior Note Indentures as in effect on the date hereof. The execution and delivery of this Agreement and the compliance by the Borrower with the provisions hereof will not require the Borrower to secure the Indebtedness under the Senior Note Indentures equally and ratably with the Loan.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

                  The Borrower hereby covenants and agrees that, so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding:

         6.1      Information Covenants.

                  The Borrower will furnish, or cause to be furnished, to the Agent (who will furnish such information to the Lenders promptly upon request) and with respect to paragraphs (a), (b), (c) and (h)(i) below, each of the
Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 95 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur or are otherwise permitted by Section 1.2) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each of the first three fiscal quarters of each fiscal year of the Consolidated Parties a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 6.1(c), (i) demonstrating compliance with the financial covenants contained in Section 6.11 by calculation thereof as of the end of each such fiscal period, (ii) stating that the company-prepared financial statements that accompany the certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                  (d) Annual Business Plan and Budgets. No later than the twenty-fifth (25th) calendar day following the end of each fiscal year of the Borrower, an annual business forecast of the Consolidated Parties containing, among other things, projected financial statements for the next fiscal year, financial and operating budgets, cash flow projections, and such other financial information as is delivered, or required to be delivered under the Existing Credit Agreement, whether or not the Existing Credit Agreement remains in effect, to the agent or lenders under the Existing Credit Agreement (collectively, the "Annual Budget"); together with appropriate supporting details as requested through the Agent; and as soon as possible, but in no event later than forty-five (45) days after the close of each of the first three fiscal quarters and ninety-five (95) days after the close of each fiscal year, a statement in which the actual results of such fiscal quarter or fiscal year, as the case may be, are compared with the most recent forecasts for such fiscal quarter or fiscal year, as the case may be.

                  (e) Compliance with Certain Provisions of This Agreement. Within 95 days after the end of each fiscal year of the Credit Parties, or more frequently if requested by the Agent, a certificate containing information regarding (i) the amount of all Asset Dispositions, and
         (ii) other matters reasonably requested by the Required Lenders.

                  (f) Accountant's Certificate. As soon as available, but in any event within 105 days after the close of each fiscal year of the Consolidated Parties, a certificate of the accountants conducting the annual audit stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

                  (h) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the reasonable request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (i) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated

         Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person that if adversely determined is reasonably expected to have a Material Adverse Effect,
         (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, that if adversely determined could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

                  (j) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto, or (v) any change in the list of plans with respect to which the Credit Parties are "parties in interest" disclosed on Schedule 5.12(a)(v). Promptly upon request, the Credit Parties shall furnish the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k) Notice of Environmental Claims. Except as previously disclosed to the Lenders, the Borrower shall notify the Lenders in writing, promptly, and in any event within twenty (20) days after learning thereof, of any (A) notice or claim to the effect that it or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Material of Environmental Concern into the environment; (B) notice that it or any of its Subsidiaries is subject to investigation by any governmental authority evaluating whether any action is needed to respond to the Release or threatened Release of any Material of Environmental Concern into the environment; (C) notice that any property of it or its Subsidiaries is subject to a Lien imposed under the Environmental Laws; (D) notice of violation to it or any of its Subsidiaries or awareness by it or any of its Subsidiaries of a condition that might reasonably result in a notice of violation of any environmental, health or safety requirement under federal, state or local laws, which could reasonably be expected to have a Material Adverse Effect; (E) commencement or threat of any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement under federal, state or local laws that could reasonably be expected to have a Material Adverse Effect; or (F) new or proposed changes to any existing environmental, health or safety requirement under federal, state or local laws that could reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise) properties, business or results of operations of the Borrower and its Subsidiaries. With respect to clauses (A) through (F) above, such notice shall be required only if the liability or potential liability which is the subject matter of the notice is reasonably likely to exceed $1,000,000, or if such liability or potential liability when added to other liabilities of the Borrower and its Subsidiaries of the kind referred to in any of such clauses (A) through (F) above is reasonably likely to exceed $5,000,000.

                  (l) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 6.1(a), a report signed by an Executive Officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

                  (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties, results of operation, prospects or financial condition of any Consolidated Party as the Agent or any Lender may reasonably request.

                  (n)      Monthly Financial Information.  The Borrower shall:

                           (i) furnish or cause to be furnished to the Agent and
                  each of the Lenders a consolidated balance sheet and income statement of the Consolidated Parties as of the end of each month, together with related consolidated statements of cash flow, by the twentieth (20th) calendar day of each fiscal month, with respect to the preceding fiscal month; provided, however, at the end of each of the first three fiscal quarters of the fiscal year, the Borrower shall provide such consolidated balance sheet, income statement and statement of cash flow by the forty-fifth (45th) calendar day after the end of such fiscal quarter; and provided, further, at the end of the fourth fiscal quarter of any fiscal year, the Borrower shall provide such consolidated statements by the ninety-fifth
                  (95th) calendar day after the end of the fiscal year;

                          (ii) furnish or cause to be furnished to the Agent and
                  each of the Lenders, by the twentieth (20th) calendar day of each fiscal month, a calculation (as of the end of such preceding fiscal month) of the Consolidated EBITDA for the most recent fiscal month and the preceding twelve fiscal months; provided, however, at the end of each of the first three fiscal quarters of the fiscal year, the Borrower shall provide such calculation by the forty-fifth (45th) calendar day after the end of such fiscal quarter, and provided, further, at the end of the fourth fiscal quarter of any fiscal year, the Borrower shall provide such calculation by the ninety-fifth (95th) calendar day after the end of the fiscal year; and

                         (iii) by 5:00 p.m. (Eastern time) on Wednesday of each
                  week, (1) a summary statement of the cash inflows and cash outflows of the Consolidated Parties for the prior week, (2) cash flow projections for the Consolidated Parties for the next succeeding 13 weeks, and (3) a schedule summarizing all of the Funded Indebtedness of the Credit Parties.

                  All such financial information described in this Section 6.1(n) shall be in form and detail reasonably satisfactory to the Agent. The monthly financial statements delivered pursuant to Section 6.1(n)(i) shall be accompanied by a certificate of the chief financial officer, treasurer or controller of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

         6.2      Preservation of Existence and Franchises.

                  Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5, the Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         6.3      Books and Records.

                  The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP, except for departures from GAAP (i) which are not material, (ii) which will not cause the financial statements to fail to meet the requirements of the Securities and Exchange Commission for financial information to be contained or incorporated by reference in registration statements, and (iii) which do not cause the financial statements to fail to reflect accurately in all respects the financial condition of the Borrower.

         6.4      Compliance with Law.

                  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

         6.5      Payment of Taxes and Other Indebtedness.

                  The Borrower will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent, and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its Properties; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

         6.6      Insurance.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, property insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with reasonable business practices. The Agent shall be named as loss payee or mortgagee, as its interest may appear, and additional insured, as appropriate, with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before the coverage of any such policy or policies shall be materially altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies. Such policies may provide that, prior to written notification from the Agent of the incurrence of an Event of Default, the insurer may make settlement payments in respect of such policies directly to the Borrower notwithstanding the Agent's status as a loss payee, for payments aggregating less than $5 million for any single casualty, loss or damage incurred by any of the Credit Parties and not exceeding an aggregate of $10 million for all such payments made during any twelve month period by such insurer or its Affiliates. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.6.

                  (b) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and (ii) would not materially impair the rights and benefits of the Agent or the Lenders under the Collateral Documents or any other Credit Document. Notwithstanding any provision to the contrary contained in this Agreement, none of the Credit Parties shall undertake replacement or restoration of any lost, damaged or destroyed Collateral of such Credit Party with insurance proceeds in respect thereof unless the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds.

         6.7      Maintenance of Property.

                  The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         6.8      Performance of Obligations.

                  The Borrower will, and will cause each of its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except in any instance where the failure to perform such obligations does not have and could not reasonably be expected to have a Material Adverse Effect.

         6.9      Use of Proceeds.

                  The Borrower will use the proceeds of the Loans in accordance with Section 5.15.

         6.10     Audits/Inspections.

                  Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit each Lender and representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit each Lender and the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Borrower agrees that the Agent, and its representatives and designees, may conduct audits of the Collateral from time to time, in the discretion of the Agent and that the Credit Parties shall reimburse the Agent for the costs and expenses of up to two audits during any fiscal year.

         6.11     Financial Covenants.

                  The Borrower shall:

                  (a) Minimum Consolidated Net Worth. Have a Consolidated Net Worth as of the last day of each fiscal quarter of not less than
         (i) $20,000,000, (ii) increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending June 30, 1998, by an amount equal to forty percent (40%) of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended, and (iii) further increased on a cumulative basis by fifty percent (50%) of Consolidated Net Income (to the extent positive) for the period October 1, 1998 through September 30, 1999.

                  (b) Minimum Current Ratio. Have at all times a Current Ratio of not less than 1.4 to 1.

                  (c) Interest Coverage Ratio. Have at the end of each fiscal quarter an Interest Coverage Ratio that is not less than the corresponding ratio indicated (it being understood and agreed that, for purposes of calculating the Interest Coverage Ratio for the fiscal quarters ending September 30, 2001, December 31, 2001 and March 31, 2002, the Consolidated EBITDA for the fiscal quarter ending June 30, 2001 shall be deemed to be $33,891,000, notwithstanding the fact that the actual Consolidated EBITDA for such fiscal quarter could be a different amount):

                   DATE                              RATIO

      June 30, 2001                              1.75 to 1.00
      September 30, 2001                         1.47 to 1.00
      December 31, 2001                          1.43 to 1.00
      March 31, 2002                             1.40 to 1.00
      June 30, 2002                              1.47 to 1.00
      September 30, 2002                         1.56 to 1.00
      December 31, 2002                          1.61 to 1.00
      March 31, 2003                             1.63 to 1.00
      June 30, 2003                              1.65 to 1.00
      September 30, 2003                         1.68 to 1.00
      December 31, 2003                          1.70 to 1.00
      March 31, 2004 and each
         quarter ending thereafter               2.00 to 1.00

                  (d) Balance Sheet Debt to Consolidated EBITDA Ratio. Have at the end of each fiscal quarter ending on or about each date set forth below, a ratio of Balance Sheet Debt on such date to Consolidated EBITDA for the four (4) fiscal quarters ending on such date of not more than the indicated amounts (it being understood and agreed that, for purposes of calculating such ratio for the fiscal quarters ending September 30, 2001, December 31, 2001 and March 31, 2002, the Consolidated EBITDA for the fiscal quarter ending

         June 30, 2001 shall be deemed to be $33,891,000, notwithstanding the fact that the actual Consolidated EBITDA for such fiscal quarter could be a different amount):

          Date                                       Ratio

          June 30, 2001                              7.73 to 1.00
          September 30, 2001                         8.45 to 1.00
          December 31, 2001                          8.10 to 1.00
          March 31, 2002                             8.29 to 1.00
          June 30, 2002                              7.89 to 1.00
          September 30, 2002                         7.30 to 1.00
          December 31, 2002                          6.80 to 1.00
          March 31, 2003                             6.72 to 1.00
          June 30, 2003                              6.63 to 1.00
          September 30, 2003                         6.55 to 1.00
          December 31, 2003                          6.46 to 1.00
          March 31, 2004 and each
               quarter ending thereafter             4.25 to 1.00

                  (e) Minimum Consolidated EBITDA. Have at the end of each fiscal quarter ending on or about each date set forth below, a Consolidated EBITDA for the indicated fiscal period ending or about such date of not less than the indicated amount:

       DATE                        FISCAL PERIOD                      AMOUNT

September 30,2001          One most recent fiscal quarter          $ 63,436,000
December 31, 2001          Two most recent fiscal quarters         $124,980,000
March 31, 2002             Three most recent fiscal quarters       $172,675,000
June 30, 2002              Four most recent fiscal quarters        $221,836,000
September, 30 2002         Four most recent fiscal quarters        $234,770,000
December 31, 2002          Four most recent fiscal quarters        $244,950,000
March 31, 2003             Four most recent fiscal quarters        $246,667,000
June 30, 2003              Four most recent fiscal quarters        $248,327,000
September 30, 2003         Four most recent fiscal quarters        $251,226,000
December 31, 2003          Four most recent fiscal quarters        $253,817,000

provided, however, that if the required lenders under the Existing Credit Agreement agree to amend the corresponding financial covenants thereunder or to waive compliance thereof, the provisions of clauses (a), (b), (c), (d) and (e) above will be deemed amended or waived, as the case may be, in the same manner and to the same extent, as applicable; provided, further, however, that if the Required Banks (as defined in the Existing Credit Agreement) under the Existing Credit Agreement receive any fee for their agreement to amend or waive compliance with such financial covenants, the Lenders hereunder will receive a corresponding pro-rated fee.

         6.12     Additional Credit Parties.

                  As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the Property of such Person and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 6.12 and a guaranty agreement substantially in the form of Exhibit A to the Collateral Security Agreement, (b) cause 100% (if such Person is a Domestic Subsidiary of a Credit Party) or 65% (if such Person is a direct Foreign Subsidiary of a Credit Party) of the Capital Stock of such Person to be delivered to the Senior Collateral Trustee (in the event the Intercreditor Agreement shall then be in effect) or to the Agent (in the event the Intercreditor Agreement shall not be in effect at such time), together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and (c) cause such Person to (i) if such Person owns or leases any real property located in the United States of America, deliver to the Agent with respect to such real property documents, instruments and other items of the types required to be delivered pursuant to Section 4.1(f) all in form, content and scope reasonably satisfactory to the Agent and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (that shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 4.1(b), (d),
(e), (f) and (g), all in form, content and scope reasonably satisfactory to the Agent.

         6.13     Real Estate Appraisals.

                  To the extent required by law (including pursuant to regulations promulgated under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), and at the written request of the Agent, the Borrower will obtain appraisals of the Mortgaged Properties, at the Borrower's own expense from reputable appraisers acceptable to the Agent, and provide copies of such appraisals to the Lenders.

         6.14     Environmental Assessments.

                  To the extent required by law or upon the reasonable written request by the Agent, the Borrower will, and cause each of its Subsidiaries to, furnish or cause to be furnished to the Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Mortgaged Properties and as to the compliance by any Consolidated Party with Environmental Laws at such Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives access to the Mortgaged Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

         6.15     Deposit Accounts.

                  The Borrower will, and will cause each of the other Credit Parties to, establish and maintain at all times any and all deposit accounts, other than payroll, withholding tax and other fiduciary accounts (collectively, the "Excluded Deposit Accounts"), with Persons approved by the Agent that have executed tri-party agency agreements in form and substance (including with respect to an acknowledgment of the Lien in favor of the Lenders and an acknowledgment that if the Existing Credit Agreement is no longer in effect the Agency Agreement will remain in full force and effect and all instructions and requests for action thereunder will be given, in accordance with the Agency Agreement, by the Agent) reasonably acceptable to the Agent (an "Agency Agreement"); provided, however, that any of the Credit Parties may maintain deposit accounts with banking institutions other than the Agent, the Lenders, Lender Affiliates and Persons executing such Agency Agreements so long as the aggregate amount of funds contained in all such deposit accounts (other than any amounts in any Excluded Deposit Accounts) does not exceed $5,000,000 at any time. The Borrower shall provide the Agent, within twenty calendar days after the end of each fiscal month, a report identifying all deposit accounts of the Credit Parties and their collected balances as of the last day of the preceding fiscal month.

         6.16     Post-Closing Obligations.

                  The Borrower shall, and shall cause each appropriate Credit Party to, take the action specified below as expeditiously as possible, but in no event later than the number of days after the Closing Date applicable to each item set forth below:

                  (a) Personal Property Collateral. Within the following number of days after the Closing Date, deliver to the Agent the following to the extent not so delivered on or before the Closing Date:

                           (i) within 30 days, searches of UCC filings in the jurisdiction of the chief executive office and jurisdiction of organization of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the UCC financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) within 10 days, duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral; and

                           (iii) within 30 days, searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral.

                  (b) Real Property Collateral. Within 10 days (except in the case of clause (ii) below, which shall be within five (5) days, and except in the case of clause (iv) below, which shall be within sixty (60) days) after the Closing Date, deliver to the Agent in each case, in form and substance reasonably satisfactory to the Agent, the following:

                           (i) fully duly executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and, collectively, the "Mortgage Instruments") encumbering the fee interest and/or leasehold interest of any applicable Credit Party in each real property asset designated in
         Schedule 5.20(a) (each a "Mortgaged Property" and collectively, the "Mortgaged Properties") securing Indebtedness in the amount of $165,000,000 together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law; provided, however, in the case of each Mortgage Instrument encumbering Mortgaged Property located in Virginia or Florida such Mortgage Instrument shall secure Indebtedness in an amount (the "Designated Amount") equal to the greater of (1) 200% of the fair market value of such Mortgaged Property as identified in the Valuation Certificate and
         (2) 200% of the book value of such Mortgaged Property as identified in the Valuation Certificate; provided, further, however, that in the case of the Mortgaged Property located in Florida the Indebtedness secured by such Mortgaged Instrument in no event shall be less than $17,594,531 and provided, further, in the case of any Mortgaged Property located in Alabama, the Borrower shall use commercially reasonable efforts to obtain a court order permitting the recordation of a Mortgage Instrument with respect to each Mortgaged Property securing Indebtedness in the amount of $165,000,000 but allocating mortgage recording tax liability in proportion to the value of the Mortgaged Property located in Alabama as compared to the total value of the Collateral; provided, further, that in the event the Borrower shall not obtain such court order within 6 days after the Closing Date, such Mortgaged Instruments shall secure Indebtedness in the Designated Amount for each Mortgaged Property in Alabama.

                           (ii) a certificate (the "Valuation Certificate") executed by an Executive Officer of the Borrower (on behalf of the Borrower) certifying as to the current book value of each Mortgaged Property and the fair market value of such Mortgaged Property as of the 1999 tax year, as determined by each respective county taxing authority;

                           (iii) an ALTA Mortgage title insurance policy (each, a "Mortgage Policy" and, collectively the "Mortgage Policies") issued by Chicago Title Insurance Company (the "Title Company"), with respect to each particular Mortgaged Property, assuring the Agent that the applicable

         Mortgage Instrument creates a valid and enforceable second priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall (x) be in an amount equal to the greater of (1) 200% of the fair market value of the applicable Mortgaged Property as identified in the Valuation Certificate and (2) 200% of the book value of the applicable Mortgaged Property as identified in the Valuation Certificate; provided, however, that in the case of the Mortgaged Property located in Florida, such amount shall not be less than $17,594,531, (y) be in form and substance reasonably satisfactory to the Agent and (z) provide for affirmative insurance, endorsements (including, without limitation, endorsements on matters relating to usury (provided that to the extent such endorsement shall be unavailable in any jurisdiction, the Borrower shall deliver an opinion of counsel with respect thereto in form and substance reasonably satisfactory to the Agent), first loss, last dollar, zoning, contiguity, doing business, public road access, survey and so-called comprehensive coverage over covenants and restrictions) and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

                           (iv) with respect to each Mortgaged Property a survey in such form as shall be required by the title insurance company issuing the Mortgage Policy with respect to such Mortgaged Property to issue the so-called comprehensive coverage required under paragraph
         (b)(iii) of this Section 6.16 and to remove the standard survey exceptions from the Mortgage Policy; and

                            (v) evidence reasonably acceptable to the Agent of payment by the Borrower of all mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Instruments described in paragraph (b)(i) of this Section 6.16.

                  (c) Priority of Liens. Reasonably promptly, after demand therefor, deliver to the Agent reasonably satisfactory evidence that (i) the Agent, on its behalf and on behalf of the Lenders, holds a perfected, second priority Lien on all Collateral and (ii) none of the Collateral is subject to any Liens other than Permitted Liens.

                  (d) Opinions of Counsel. Within 10 days after the Closing Date, deliver to the Agent an opinion from local counsel in each State in which any Mortgaged Properties are located and in the State of Delaware and Georgia in form and substance as shall be reasonably satisfactory to the Administrative Agent.

                  (e) Schedules. Within 10 days after the Closing Date, deliver to the Agent schedules to the Credit Documents in form and substance as shall be reasonably satisfactory to the Administrative Agent.

                                    SECTION 7

                               NEGATIVE COVENANTS

                  The Borrower hereby covenants and agrees that, so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding:

         7.1      Indebtedness.

                  The Borrower will not, and will not permit any Consolidated Party to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries, including under the Existing Credit Agreement, set forth in Schedule
         7.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness and no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing); provided however, that the Borrower will not, and will not permit any Consolidated Party to, borrow under the Existing Credit Agreement unless such borrowing is permitted under the Senior Note Indentures (it being understood, for the avoidance of doubt, that the term "Senior Credit Facility" as used in Section 10.11(b) thereof (as in effect on the date hereof) shall include the
         Loan);

                  (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together (including any such Indebtedness referred to in subsection (b) above) shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) obligations of the Borrower or any of its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes; provided that the total of such Indebtedness for all such Persons taken together shall not exceed $10,000,000 at any time calculated on a marked-to-market basis;

                  (e) intercompany Indebtedness arising out of loans and advances permitted under Section 7.6;

                  (f) obligations of the Borrower or any of its Subsidiaries in connection with any Permitted Receivables Financing up to $160,000,000 in the aggregate committed amount any time; provided that the Borrower may, upon at least five Business Days' advance written notice to the Agent, incur Expanded Permitted Receivables Financing of up to $200,000,000 as long as simultaneously with such notice the Borrower provides notice under Section 3.4(a) of the Existing Credit Facility that it is permanently reducing the Revolving Committed Amount (as defined in the Existing Credit Agreement) then in effect by the Additional Permitted Receivables Financing Amount thereunder and such permanent reduction occurs;

                  (g) Indebtedness arising under the Senior Note Indentures and the Senior Notes;

                  (h) in addition to the Indebtedness otherwise permitted by this Section 7.1, other unsecured Indebtedness hereafter incurred by the Borrower or any of its Subsidiaries provided that the aggregate principal amount of such Indebtedness plus the aggregate outstanding principal amount of Indebtedness permitted pursuant to clauses (b) and
         (c) above shall not exceed the sum of the amount of the Revolving Committed Amount (as defined in the Existing Credit Agreement) and $100,000,000 at any time;

                  (i) other unsecured Indebtedness of the Borrower or its Subsidiaries, if at the time of and after giving pro forma effect to the incurrence of such Indebtedness (including the application of the proceeds thereof) and any Acquisitions and any Asset Dispositions that occurred during the period beginning four full fiscal quarters immediately prior to such incurrence as though such events occurred on the first day of such period, the Interest Coverage Ratio for such four fiscal quarter period of the Borrower is equal to or greater than 2.0 to 1.0; and

                  (j) Guaranty Obligations of any Credit Party with respect to any Indebtedness of another Credit Party permitted under this
         Section 7.1.

         7.2      Liens.

                  The Borrower will not, and will not permit any Consolidated Party to, contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

         7.3      Nature of Business.

                  The Borrower will not, and will not permit any Consolidated Party to, substantially alter the character or conduct of the business conducted by such Person as of the Closing Date.

         7.4      Consolidation, Merger, Dissolution, Etc.

                  The Borrower will not, and will not permit any Consolidated Party to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 7.4:

                  (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation, and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Sections 2.2 and 2.3 of the

         Collateral Security Agreement after giving effect to such transaction;

                  (b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Sections 2.2 and 2.3 of the Collateral Security Agreement after giving effect to such transaction;

                  (c) any Consolidated Party that is not a Credit Party may be merged or consolidated with or into any Credit Party provided that
         (i) such Credit Party shall be the continuing or surviving corporation and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Sections 2.2 and 2.3 of the Collateral Security Agreement after giving effect to such transaction;

                  (d) any Consolidated Party that is not a Credit Party may be merged or consolidated with or into any other Consolidated Party that is not a Credit Party;

                  (e) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with an Acquisition permitted by Section 7.6(b) if (i) the Borrower or such Subsidiary shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Sections 2.2 and 2.3 of the Collateral Security Agreement after giving effect to such transaction and (iii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a pro forma basis to such transaction, no Default or Event of Default would exist; and

                  (f) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time.

         7.5      Asset Dispositions.

                  The Borrower will not, and will not permit any Consolidated Party to, make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than Excluded Asset Dispositions unless (a) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 7.12, (b) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (c) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a pro forma basis to such transaction, no Default or Event of Default would exist hereunder and (d) no later than 10 Business Days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition.

         7.6      Investments and Acquisitions.

                  (a) Investments and Loans. The Borrower will not, and will not permit any Consolidated Party to, have or make any loan or advance to or investment in any Subsidiary or other Affiliate or any other Persons except
(i) Subsidiaries of the Borrower may make any loans and/or advances to the Borrower, (ii) for Permitted Investments, (iii) for investments that are Capital Expenditures; provided, however, that such Capital Expenditures are made in the ordinary course of the Consolidated Parties' business and in a manner not materially inconsistent with the Annual Budget; and, provided, further, that the Borrower will not permit Capital Expenditures of the Consolidated Parties to exceed, in the aggregate, (x) $85 million during the fiscal year 2001 (which amount of Capital Expenditures includes any amounts expended in fiscal year 2001 prior to the Closing Date), and (y) for any fiscal year thereafter, $65 million plus up to $20 million of any unused Capital Expenditures from the prior year; and, provided, further, that neither the Borrower nor any of its Subsidiaries shall make such an investment in a Subsidiary other than a Credit Party except as permitted by Section 7.6(a)(viii), (iv) the Borrower may maintain its Investments in, and have loans and/or advances to, its Subsidiaries existing on the date hereof and thereafter may make loans and/or advances to the other Credit Parties in the ordinary course of business consistent with past practices,

(v) each Subsidiary of the Borrower may maintain its Investments in, and have loans and/or advances to, its Subsidiaries existing on the date hereof and thereafter may make loans and/or advances to such Subsidiaries that are Credit Parties in the ordinary course of business consistent with past practices, (vi) the Borrower may make loans and/or advances (A) to employees of the Borrower and its Subsidiaries, provided such loans do not exceed $500,000 to any one such employee and $1,500,000 in the aggregate and (B) to employees of the Borrower and its Subsidiaries to cover reasonable travel expenses incurred in the ordinary course of business within the scope of such employee's employment,
(vii) the Borrower and its Subsidiaries may make investments (x) permitted by
Section 7.6(b) and (y) in Finco as set forth in the Permitted Receivables Financing; provided, however, at no time shall the Borrower make, cause or permit outstanding loans and/or advances from the Credit Parties to Finco to exceed an aggregate amount, measured as of the last Business Day of each calendar month, of more than $25.0 million for more than any three (3) consecutive calendar months; and provided, further, that the Borrower shall provide to the Agent, within twenty calendar days after the end of each fiscal month, a written statement certifying the amount of such outstanding loans or advances to Finco as of the last day of the preceding fiscal month, (viii) loans, advances and Investments to and in Foreign Subsidiaries and joint ventures of the Borrower and its Subsidiaries in the cumulative amount of $10,000,000 from and after the Closing Date (in addition to the Borrower's Investments in WestPoint Stevens (Europe) Limited and WestPoint Stevens (UK) Limited existing as of the Closing Date) and (ix) advances and royalty payments to customers and licensors in the ordinary course of business.

                  (b) Acquisitions. The Borrower will not permit any Consolidated Party to acquire any assets of another Person (including Capital Stock), except (A) each of the Borrower and its Subsidiaries may acquire (i) inventory and other assets in the ordinary course of business and (ii) the assets or Capital Stock of its Subsidiaries, and (B) the Borrower and its Subsidiaries may acquire other assets (including Capital Stock of Persons that become Subsidiaries after the Closing Date) provided that (i) the Acquisition Consideration paid therefor is not greater than the fair market value of the Property or Capital Stock acquired, (ii) the aggregate Acquisition Consideration for all such acquisitions from and after the June 9, 1998 does not exceed $85,000,000, (iii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of the Collateral Security Agreement, (iv) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a pro forma basis, the Credit Parties shall be in compliance with all of the covenants set forth in
Section 6.11, (v) if any Indebtedness is to be assumed or incurred by any Consolidated Party in connection with such Acquisition, such Indebtedness is permitted to be incurred pursuant to Section 7.1 hereof and (vi) such Acquisition is of a business engaged in, or of assets used in, the same or a similar business to that currently conducted by the Borrower and its Subsidiaries.

         7.7      Restricted Payments.

                  The Borrower will not permit any Consolidated Party to make directly or indirectly any Restricted Debt Payment or any Restricted Equity Payment. Notwithstanding any other term or provision hereof, the Borrower will not permit any Consolidated Party to make (i) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital stock of any Consolidated Party, now or hereafter outstanding, or (ii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

         7.8      Transactions with Affiliates.

                  The Borrower will not permit any Consolidated Party to enter into any transaction or any agreement with an Affiliate, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to or by an Affiliate; provided that for purposes of the foregoing restriction, the Borrower and its Subsidiaries and Finco shall not be considered to be Affiliates of each other, and except that the Borrower and its Subsidiaries may enter into transactions with Affiliates in the ordinary course of business, provided that the terms of such transactions are no less favorable to the Borrower or the relevant Subsidiary than those that would have obtained in a comparable transaction with an unaffiliated third party.

         7.9      Fiscal Year; Organizational Documents.

                  The Borrower will not (a) permit any other Consolidated Party to change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner which could have an adverse effect on the Lenders as lenders hereunder, and (b) change its fiscal year or amend modify or change its articles of incorporation or corporate charter except (i) to provide indemnification for officers and directors upon customary terms as permitted by applicable law, and (ii) to make additional amendments to the charter and bylaws of the Borrower which could not have an adverse effect on the Lenders as lenders hereunder and which do not (A) change the authorized Capital Stock of the Borrower, except as described in Schedule 7.9, (B) change the name of the Borrower, or (C) add provisions concerning matters not presently addressed in such articles of incorporation or bylaws.

         7.10     Limitation on Restricted Actions.

                  The Borrower will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related encumbrance or restriction pertains to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (iii) applicable law, (iv) the Existing Credit Agreement and (v) any document or instrument governing Indebtedness incurred pursuant to Section 7.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith. The Borrower will not enter into any amendment or modification of the Senior Notes or the Senior Indentures that (i) changes the maturity date of such Senior Notes to occur prior to the Maturity Date or
(ii) makes any affirmative or negative covenants in such Senior Indentures to be more restrictive on the Borrower than comparable covenants in this Agreement.

         7.11     Ownership of Subsidiaries.

                  Notwithstanding any other provisions of this Agreement to the contrary, the Borrower will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Domestic Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly Owned Subsidiary of the Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (B) as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5 or (C) for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

         7.12     Sale Leasebacks.

                  The Borrower will not permit any Consolidated Party, directly or indirectly, to become or remain liable as lessee or as guarantor or other surety with respect to any lease of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person that is not a Consolidated Party, or (b) which such Consolidated party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Consolidated Party to another Person that is not a Consolidated Party in connection with such lease, unless, in each case, such transaction is structured as a Synthetic Lease or Operating Lease and (w) the aggregate consideration to be received by such Consolidated Party on account of its sale, transfer or other disposition of such Property shall not be less than the fair market value for such property and shall be in the form of cash or cash equivalents, (x) no later than 10 Business Days prior to such sale, transfer or other disposition, the Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such transaction, briefly describing the Property to be sold, transferred or disposed of, and the estimated Net Cash Proceeds to be received for such Property, (y) the Borrower shall have delivered to the agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a pro forma basis to such transaction, no Default or Event of Default would exist hereunder, and (z) within the period of 5 Business Days following the consummation of such sale, transfer or other disposition, the Borrower shall (or cause its Subsidiaries to) prepay the Loan in a principal amount equal to the Net Cash Proceeds received in connection with such sale and transfer or other disposition, if any, remaining after the Borrower complies with Section 8.12 of the Existing Credit Agreement; provided, however, the aggregate consideration received in all such transactions by any Consolidated Party shall not exceed $50,000,000 in the aggregate from and after the Closing Date and after giving effect to each such transaction. In case of any conflict between this Section and Section 7.5 in the instance of any Sale Leaseback Transaction, this Section 7.12 shall control. Notwithstanding any other provision hereof, no sale, transfer or other conveyance of Property as part of a Sale Leaseback Transaction shall constitute an Excluded Asset Disposition.

         7.13     No Negative Pledges.

                  The Borrower will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 7.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (d) pursuant to the Existing Credit Agreement and (e) pursuant to any document or instrument executed only by one or more Foreign Subsidiaries of the Borrower in connection with their obtaining financing in foreign jurisdictions in which they conduct business (to the extent such financing is otherwise permitted by Section 7.1 hereof), provided that any such restriction relates only to the assets owned by such Foreign Subsidiaries and does not restrict any pledge of Capital Stock by a direct Foreign Subsidiary of any Credit Party in favor of the Agent for the benefit of the Lenders.

         7.14     Operating Lease Obligations.

                  The Borrower will not permit any Consolidated Party to enter into, assume or permit to exist any Operating Leases, except that the Borrower and its Subsidiaries may suffer to exist (and enter into renewals of) leases to which any of them is a party on the Closing Date and may enter into or assume new Operating Leases in the ordinary course of its business.

         7.15     Dividends and Other Distributions.

                  The Borrower will not permit any Consolidated Party to declare or pay any dividend on, or purchase or redeem any shares of, any class of Capital Stock of any Subsidiary of the Borrower (except pursuant to a merger permitted by Section 7.4), or make any other payment or distribution on or in respect of any class of Capital Stock of any Subsidiary of the Borrower or set aside any amounts for any such purpose, except:

                  (i) any Wholly Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or a Wholly Owned Subsidiary of the Borrower; and

                  (ii) any Subsidiary of the Borrower may distribute shares of its common stock to holders of the same or another class of its common stock as a stock dividend or in connection with a stock split.

         7.16     Environmental Liabilities.

                  The Borrower will not permit any Consolidated Party to become subject to any liabilities, obligations or costs which the Agent reasonably deems have or are likely to have a Material Adverse Effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower and its Subsidiaries taken as a whole arising out of or relating to (i) the Release or threatened Release at any location of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any environmental, health or safety requirement under federal, state or local laws; provided, however, that prior to the date that the Borrower or any Subsidiary of the Borrower is required to pay such liability this covenant shall not be violated so long as (A) the Borrower shall have notified the Agent of the assertion of such liability or required expenditures promptly upon obtaining knowledge of such assertion, (B) the Borrower shall have continued to furnish the Agent with such information concerning such asserted liability or required expenditure as the Agent shall have reasonably requested, or as otherwise provided herein and (C) the Borrower or such Subsidiary shall, to the extent deemed appropriate in its business judgment, be diligently pursuing indemnification for such liability or required expenditures from any Person which has an obligation to provide such indemnification.

         7.17     Futures Contracts.

                  The Borrower will not permit any Consolidated Party to purchase, sell or otherwise deal with contracts for the future delivery of goods, commodities or services, or in commodities options, including, without limitation, cotton futures, except for hedge transactions or hedging positions in a contract for future delivery of goods, commodities, or services, where such transactions or positions represent a substitute for transactions to be made or positions to be taken at a later time and where such transactions or positions are economically appropriate to the reduction of risks in the conduct and management of the Consolidated Parties' respective businesses, provided, however, that Hedging Agreements are not limited by this provision.

         7.18     Inactive Subsidiaries.

                  The Borrower will not permit any Consolidated Party to transfer any asset or assets (including Capital Stock) with an aggregate value in excess of $10,000 to any Inactive Subsidiary or permit any Inactive Subsidiary to engage in any business activity unless such Inactive Subsidiary is then a Guarantor and Grantor under the Collateral Trust Agreement.

         7.19     Existing Credit Facility.

                  Subject to the provisions with respect to the Existing Credit Agreement set forth in Section 6.11, the Borrower will not amend or modify the Existing Credit Agreement in any manner adverse to the Lenders (including without limitation the provisions in respect of permanent reduction of the amount available under the Existing Credit Agreement contained in Sections 3.4 and 8.12 thereof).

                                    SECTION 8

                                EVENTS OF DEFAULT


         8.1      Events of Default.

                  An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a)      Payment.  Any Credit Party shall

                           (i) default in the payment when due of any principal of the Loan (including, without limitation, pursuant to Section 3.2(c) or 7.12), or

                           (ii) default, and such default shall continue for two (2) or more Business Days, in the payment when due of any interest on the Loan or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c)      Covenants.  Any Credit Party shall

                            (i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.2, 6.9, 6.11, 6.12, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.15;

                           (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.1(a), (b), (c) or (d) and such default shall continue unremedied for a period of at least 5 days;

                          (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this
                  Section 8.1) contained in
                  this Agreement and such default shall continue unremedied for a period of at least 20 days after the earlier of a responsible officer of a Credit Party becoming aware of (or should have been aware of) such default or written or telephonic notice (confirmed in writing) thereof by the Agent;

                           (iv) default in the due performance or observance by it of any term, covenant or agreement contained in Section
                  6.16 upon written or telephonic notice (confirmed in writing) thereof to the Borrower by the Agent; or

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

                  (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                  (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

                  (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Agreement) in excess of $10,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of an event of default (and after any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $10,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, that is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur that may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (j) Senior Note Indentures. There shall occur and be continuing any Event of Default under and as defined in the Senior Note Indentures; or

                  (k)      Ownership.  There shall occur a Change of Control; or

                  (l) Uninsured Loss. There occurs any material uninsured damage to, or loss, theft or destruction of, or material environmental impairment to, any material portion of the Collateral.

         8.2      Acceleration; Remedies.

                  Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 10.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

                  (a) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (b) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

                  Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(f) shall occur with respect to the Borrower, then all Loans, all accrued interest in respect thereof, all accrued indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.

                                   SECTION 9

                               AGENCY PROVISIONS

         9.1      Appointment, Powers and Immunities.

                  Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement, the Intercreditor Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.4 and the first sentence of Section 9.5 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement by any Credit Party, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         9.2      Reliance by Agent.

                  The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including independent outside counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 10.3(b) hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         9.3      Defaults.

                  The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (including without limitation, giving the notice referred to in Section 8.1(c)(iii)), provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken only with the consent, direction or authorization of the Lenders or the Required Lenders, as applicable.

         9.4      Indemnification.

                  The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 10.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably in accordance with the respective principal amount of their outstanding portion of the Loan, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent or the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 10.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 9.4 shall survive the repayment of the Loan and other obligations under the Credit Documents.

         9.5      Non-Reliance on Agent and Other Lenders.

                  Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

         9.6      Successor Agent.

                  The Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties and may be removed at any time with or without cause by the Required Lenders; provided that the Agent shall not resign until a successor Agent has been appointed. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial Lender organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                   SECTION 10

                                  MISCELLANEOUS


         10.1     Notices.

                  Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                  if to any Credit Party:

                           WestPoint Stevens Inc.
                           507 W. 10th Street
                           West Point, Georgia  31833
                           Attn:  Chief Financial Officer
                           Telephone:  (706) 645-4322
                           Telecopy:  (706) 645-4300

                  with a copy to:

                           WestPoint Stevens Inc.
                           507 W. 10th Street
                           West Point, Georgia  31837
                           Attn:  Legal Department
                           Telephone:  (706) 645-4112
                           Telecopy:  (706) 645-4124

                  if to the Agent:

                           Bankers Trust Company
                           130 Liberty Street, 14th Floor
                           New York, New York  10006
                           Attn:  Greg Maragni
                           Telephone:  (212) 469-8000
                           Telecopy:

         10.2     Right of Set-Off; Adjustments.

                  Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         10.3     Benefit of Agreement.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its portion of the Loan and its Notes) without prior written consent of the Lenders or Agent; provided, however, that

                            (i) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 or an integral multiple of $250,000 in excess thereof;

                           (ii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes; and

                          (iii) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 10.3(b) hereto, together with any Note subject to such assignment and a processing fee of $2,500 (or if the Assignee is a Lender, $1,500).

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning

Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 10.3(b), the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes.

                  (c) The Agent shall maintain at its address referred to in Section 10.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless it has been recorded on the Register as provided herein.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of
Exhibit 10.3(b) hereto, within five (5) Business Days of its receipt thereof (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections
3.3 and 3.4 and the right of set-off contained in Section 10.2, and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes reducing the principal amount of any Credit Party Obligations or any fees owed to the Lenders hereunder).

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Lender as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning the Consolidated Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.14 hereof.

         10.4     No Waiver; Remedies Cumulative.

                  No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         10.5     Expenses; Indemnification.

                  (a) The Borrower agrees to pay on demand all costs and expenses of the Agent and the Lenders in connection with the syndication, preparation, negotiation, execution, delivery, administration, modification, and amendment of this Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel), Cahill Gordon & Reindel and Kramer Levin Naftalis & Frankel LLP with respect thereto. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.5 shall survive the repayment of the Term Loan and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.6     Amendments, Waivers and Consents.

                  Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower; provided, however, that, without the consent of each Lender affected thereby, neither this Agreement nor any other Credit Document may be amended to

                  (a)      extend the final maturity of the Loan,

                  (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                  (c) reduce or waive the principal amount of any Loan or of any reimbursement obligation,

                  (d)      release all or substantially all of the Collateral,

                  (e) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party permitted under Section 7.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                  (f)      amend, modify or waive any provision of this Section
         10.6 or 8.1(a), 10.2, 10.5 or 10.9,

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders,

                  (h) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby, or

                  (i)      without the consent of the Agent, no provision of
         Section 9 may be amended.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a Bankruptcy or insolvency proceeding.

         10.7     Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         10.8     Headings.

                  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         10.9     Survival.

                  All indemnities set forth herein shall survive the execution and delivery of this Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

         10.10    Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER

SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.11    Severability.

                  If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10.12    Entirety.

                  This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         10.13    Binding Effect; Termination.

                  (a) This Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, each Credit Party, the Agent and each Lender and their respective successors and assigns.

                  (b) The term of this Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and all of the Credit Party Obligations have been irrevocably satisfied in full.

         10.14    Confidentiality.

                  The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document and (i) subject to provisions substantially similar to those contained in this Section 10.14, to any actual or proposed participant or assignee.

         10.15    Conflict.

                  To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Credit Document, on the other hand, this Agreement shall control.

         10.16    Payment Under Intercreditor Agreement.

                  If the Lenders or the Agent turn over any payments in accordance with Section 2.13 of the Intercreditor Agreement, no such payment will be deemed to have been made to the Lenders or the Agent under this Agreement.

         10.17    Ratable Sharing.

                  The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of the Loan made and applied in accordance with the terms of this Agreement or an assignment pursuant to Section 10.3), by realization upon any funds, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, receive an amount on account of the Credit Party Obligations (collectively, the "Aggregate Amounts Due" to such Lender) the proportion of which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Lenders of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amount Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any of the Credit Parties or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Credit Parties expressly consent to the foregoing arrangement and agree that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.3(b) with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment and Acceptance Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, substantially similar in form and substance to the form contained in Exhibit 10.3(b).


                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                  WESTPOINT STEVENS INC.,
                              a Delaware corporation


                           By: /S/ Lester D. Sears
                               -------------------------------------------------
                               Name:  Lester D. Sears
                               Title: Senior Vice President-
                                      Finance & Chief Financial Officer


                           BANKERS TRUST COMPANY,
                               as Administrative Agent


                           By: /s/ Gregory Maragni
                               -------------------------------------------------
                               Name:  Gregory Maragni
                               Title: Director





                           [Signature Pages Continued]

LENDER:                    SATELLITE SENIOR INCOME FUND, LLC
                           By: Satellite Management, L.P.
                               Its Investment Manager


                           By: /s/ Brian S. Kriftcher
                               -------------------------------------------------
                               Name:  Brian S. Kriftcher
                               Title: Chief Operating Officer & Principal


LENDER:                    THE EQUITABLE LIFE ASSURANCE
                           SOCIETY OF THE UNITED STATES


                           By: /s/ James C. Pendergast
                               -------------------------------------------------
                               Name:  James C. Pendergast
                               Title: Investment Officer


LENDER:                    DK ACQUISITION PARTNERS, L.P.


                           By: /s/ Tom Kemper
                               -------------------------------------------------
                               Name:  Tom Kemper
                               Title: General Partner


LENDER:                    CONTINENTAL CASUALTY COMPANY


                           By: /s/ Richard W. Dubberke
                               -------------------------------------------------
                               Name:  Richard W. Dubberke
                               Title: Vice President


LENDER:                    GSC RECOVERY II, L.P.


                           By: /s/Robert Hamwee
                               -------------------------------------------------
                               Name:  Robert Hamwee
                               Title: Managing Director

LENDER:                    GSC EUROPEAN MEZZANINE FUND LP


                           By: /s/Robert Hamwee
                               -------------------------------------------------
                               Name:  Robert Hamwee
                               Title: Managing Director


LENDER:                    GSC EUROPEAN MEZZANINE OFFSHORE
                           FUND LP


                           By: /s/Robert Hamwee
                               -------------------------------------------------
                               Name:  Robert Hamwee
                               Title: Managing Director


LENDER:                    GSC EUROPEAN MEZZANINE OFFSHORE
                           PARALLEL INVESTOR LP


                           By: /s/Robert Hamwee
                               -------------------------------------------------
                               Name:  Robert Hamwee
                               Title: Managing Director


LENDER:                    GSC EUROPEAN MEZZANINE
                           PARALLEL INVESTORS LP


                           By: /s/Robert Hamwee
                               -------------------------------------------------
                               Name:  Robert Hamwee
                               Title: Managing Director


LEDNER:                    GENERAL ELECTRIC CAPITAL
                           CORPORATION


                           By: /s/William E. Magee
                               -------------------------------------------------
                               Name:  William E. Magee
                               Title: Duly Authorized Signatory

LENDER:                    BELLPORT CAPITAL PARTNERS LP


                           By: /s/Gregory T. Hradsky
                               -------------------------------------------------
                               Name:  Gregory T. Hradsky
                               Title: Managing Director


LENDER:                    MARINER LDC


                           By: /s/ Charles Howe
                               -------------------------------------------------
                               Name: Charles Howe
                               Title: Director


LENDER:                    PAINEWEBBER HIGH INCOME FUND
                           By MFS Investment Management
                              as its Investment Advisor


                           By: /s/ Joan Batchelder
                               -------------------------------------------------
                               Name:  Joan Batchelder
                               Title: Chief Fixed Income Officer

                                                                     EXHIBIT 2.2


                             FORM OF NOTICE OF LOAN


Bankers Trust Company,
 as Agent for the Lenders
130 Liberty Street, 14th Floor
New York, New York 10006
Attention:  Agency Services

Ladies and Gentlemen:

                  The undersigned, WESTPOINT STEVENS INC. (the "Borrower"), refers to the Credit Agreement dated as of June [ ], 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower and certain of its Subsidiaries, the Lenders and Bankers Trust Company, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.2 of the Credit Agreement that it requests the Loan under the Credit Agreement, and in connection therewith sets forth below the terms on which the Loan is requested to be made:

(A)  Date of Borrowing
     (which is a Business Day)          ----------------------------

(B)  Dollar Amount of Principal
     Amount of Borrowing                ----------------------------







                                           WESTPOINT STEVENS INC.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                                                  EXHIBIT 2.2(E)


                                 [FORM OF NOTE]



$[           ]                                                    June ___, 2001


                  THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT DATED AS OF JUNE , 2001, AS IT MAY BE AMENDED FROM TIME TO TIME. ANY PURCHASER, ASSIGNEE OR TRANSFEREE OF THIS PROMISSORY NOTE AGREES TO BE BOUND BY THE TERMS OF SUCH INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT.

                  FOR VALUE RECEIVED, the undersigned, WestPoint Stevens Inc. ("Borrower"), hereby promises to pay to the order of _________________ (the "Lender") [ ] MILLION DOLLARS ($ ), on the dates and in the amounts provided in the Credit Agreement dated as of June [ ], 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Borrower, certain Subsidiaries of the Borrower and Bankers Trust Company, as Administrative Agent, and the lenders party thereto. Borrower further promises to pay interest on the unpaid principal amount of the Loan evidenced hereby from time to time at the Prime Rate plus 800 basis points, increasing on the first day of each quarter after June 30, 2002 by 37.5 basis points, payable on the last Business Day of each calendar quarter in arrears beginning September 30, 2001, in cash, payable at a specified bank account, but in no event shall the interest rate hereunder be less than 15% per annum. Upon the occurrence, and during the continuation of an Event of Default, the unpaid principal amount of the Loan shall bear interest at a rate 3% greater than the rate in effect as specified above. In the event of acceleration of the Loan pursuant to Section 8, the Borrower will prepay all Loans at a redemption price equal to the principal amount thereof plus a make-whole premium equal to the remaining cash interest payments (calculated on the basis of the Prime Rate in effect on the date of such acceleration) that would have been paid, discounted at the yield prevailing for U.S. Treasury obligations maturing closest to the Maturity Date, plus 50 basis points.

                  The Lender is authorized to endorse the amount and the date on which the Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Borrower under the Credit Agreement and this promissory note (this "Note"). Any assignment of the Loan evidenced by this Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

                  This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

                                         WESTPOINT STEVENS INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    SCHEDULE


                  Schedule attached to Note dated June ___, 2001 of WestPoint Stevens Inc., payable to the order of ___________________, as Lender.


                                                 Principal
Date of                  Amount of               Amount of             Amount                Notation
 Loan                     Loan                   Repayment             Outstanding           Made By
------------------      ----------------         --------------        ------------          ------------
June __, 2001            [$           ]

                                                                  EXHIBIT 6.1(C)


               FORM OF EXECUTIVE OFFICER'S COMPLIANCE CERTIFICATE


For the fiscal quarter ended _________________, 200[ ].

                  I, ______________________, [Title] of WESTPOINT STEVENS INC. (the "Borrower") hereby certify on behalf of the Borrower that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of June ___, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, certain Subsidiaries of the Borrower, the Lenders and Bankers Trust Company, as Agent:

         a. The company-prepared financial statements that accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

         b.       No Default or Event of Default exists under the Credit
                  Agreement; and

                  Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in
Section 6.11 of the Credit Agreement as of the end of the fiscal period referred to above.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ______ day of ___________, 200[ ].




                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                    EXHIBIT 6.12


                            FORM OF JOINDER AGREEMENT


                  THIS JOINDER AGREEMENT (the "Agreement"), dated as of this ____ day of June by and between [Name of subsidiary], a corporation organized and existing under the laws of _______________ (the "Subsidiary"), and Bankers Trust Company, in its capacity as agent (the "Agent") under that certain Collateral Security Agreement (as it may be amended, modified, extended or restated from time to time, the "Collateral Security Agreement"), dated as of June ___, 2001, by and among WestPoint Stevens Inc. (the "Borrower"), each of the subsidiaries of the Borrower listed on the signature pages thereto and the Agent for and on behalf of the Lenders. All of the defined terms in the Collateral Security Agreement are incorporated herein by reference.

                  The Subsidiary is an Additional Grantor, and, consequently, the Borrower is required by Section 2.2 of the Collateral Security Agreement to cause the Subsidiary to become a party to the Collateral Security Agreement as a Grantor, to guaranty the Secured Debt on terms substantially similar to those set forth in the Guaranties, and by becoming a party to the Collateral Security Agreement as a Grantor, grant to the Agent for itself and for the benefit of the Secured Parties a continuing security interest in all Grantor Collateral which it now owns or hereafter acquires.

                  Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Secured Parties:

                  1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Collateral Security Agreement and a "Grantor" for all purposes of the Collateral Security Agreement, and shall have all of the obligations of a Grantor thereunder as if it had executed the Collateral Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Collateral Security Agreement, including without limitation (i) all of the representations and warranties of the Grantors set forth therein, (ii) all of the affirmative and negative covenants set forth therein and (iii) all of the other undertakings and waivers by Grantors set forth therein.

                  2. Without limiting the generality of the foregoing section 1, as collateral security for the prompt and complete payment and performance when due of all of the Secured Debt, the Subsidiary does hereby pledge, assign and transfer unto the Agent for itself and for the ratable benefit of the Secured Parties, and does hereby grant to the Agent for itself and the ratable benefit of the Secured Parties, a continuing security interest, in all of the right, title and interest of the Subsidiary in the Grantor Collateral, subject as to priority only to Liens permitted by the Credit Agreement which, pursuant to applicable law, are prior in right to the Lien granted hereby. The Subsidiary has executed contemporaneously herewith a Subsidiary Guaranty in favor of the Agent for the benefit of the Lenders.

                  3. The Subsidiary hereby represents and warrants to the Agent that:

                   (i) The Subsidiary's chief executive office, jurisdiction of incorporation (together with any organizational number designated by the applicable jurisdiction, if any) and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

                  (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on
         Schedule 2 attached hereto.

                 (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

                  (iv) The patents and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the Subsidiary.

                  4. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Stock Pledge Agreement executed by the Borrower, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Stock Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Stock Pledge Agreement.

                  Without limiting the generality of the foregoing terms of this paragraph 4, the Subsidiary hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to Pledged Shares (as such term is defined in Section 1(a) of the Stock Pledge Agreement) listed on Schedule 5 attached hereto.

                  5. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________,
Attention of ______________ (Facsimile No. ____________).

                  6. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary upon the execution of this Agreement by the Subsidiary.

                  7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

                  8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                           [SUBSIDIARY]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                           Acknowledged and accepted:

                                           Bankers Trust Company, as Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                 EXHIBIT 10.3(B)


                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of June __, 2001, as amended and modified from time to time thereafter (the "Credit Agreement") among WESTPOINT STEVENS INC., certain Subsidiaries of the Borrower, the Lenders party thereto and Bankers Trust Company, as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Credit Documents. After giving effect to such sale and assignment, the amount of the Loan owing to the Assignee will be as set forth on Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Loan assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Loan retained by the Assignor, if any, as specified on Schedule 1.

                  3. The Assignee (i) confirms that it has received copies of the Credit Agreement and the Intercreditor Agreement, together with copies of the financial statements referred to in Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with its terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. The Assignee agrees to be bound as of the Effective Date by, all of the terms, provisions, and conditions contained in the Intercreditor Agreement.

                  8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  9. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date hereof.

                                                  ____________________, as
                                                  Assignor


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                                  ____________________, as
                                                  Assignee


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                                  Notice address of Assignee:

                                                  [Assignee]


                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------


                                                  Attn:
                                                       -------------------------
                                                  Telephone: (___)
                                                                   -------------
                                                  Telecopy: (___)
                                                                   -------------

CONSENTED TO:

BANKERS TRUST COMPANY,*
as Agent


By:
    ------------------------------------
    Name:
    Title:



* Required if the Assignee is an Eligible Assignee solely by reason of clause
(iii) of the definition of "Eligible Assignee."

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

(a)        Date of Assignment:

(b)        Legal Name of Assignor:

(c)        Legal Name of Assignee:

(d)        Effective Date of Assignment*:

(e)        Loan Percentage Assigned (expressed as a
           percentage set forth to at least 8 decimals)                        %

(f)        Loan Percentage of Assignee after giving
           effect to this Assignment and Acceptance as of the
           Effective Date (set forth to at least 8 decimals)                   %

(g)        Loan Percentage of Assignor after giving effect to
           this Assignment and Acceptance as of the Effective
           Date (set forth to at least 8 decimals)                             %

(h)        Loan Amount as of Effective Date                         $___________

(i)        Dollar Amount of Assignor's Loan Percentage as
           of the Effective Date (the amount set forth in
           (h) multiplied by the percentage set forth in (g))       $___________

                                      -6-

(j)        Dollar Amount of Assignee's Loan Percentage
           as of the Effective Date (the amount set forth in
           (h) multiplied by the percentage set forth in (f))       $___________


* This date should be no earlier than five Business Days after delivery of this Assignment and Acceptance to the Agent.